EXHIBIT 4.1

PACIFICORP
(An Oregon Corporation)

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(as successor to The Bank of New York Mellon)

As Trustee under PacifiCorp's
Mortgage and Deed of Trust,
Dated as of January 9, 1989

_____________________

Twenty-Fourth Supplemental Indenture
Dated as of May 1, 2011

Supplemental to PacifiCorp's Mortgage and Deed of Trust
Dated as of January 9, 1989

_____________________

This Instrument Grants a Security Interest by a Transmitting Utility

This Instrument Contains After‑Acquired Property Provisions

TWENTY-FOURTH SUPPLEMENTAL INDENTURE

THIS INDENTURE, dated as of the 1 day of May, 2011, made and entered into by and between PACIFICORP, a corporation of the State of Oregon, whose address is 825 NE Multnomah, Portland, Oregon 97232 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to The Bank of New York Mellon), a national banking association whose address is 700 S. Flower Street, Suite 500, Los Angeles, California 90017 (the “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of January 9, 1989, as heretofore amended and supplemented (hereinafter called the “Mortgage”), is executed and delivered by the Company in accordance with the provisions of the Mortgage, this indenture (hereinafter called the “Twenty-Fourth Supplemental Indenture”) being supplemental thereto.
WHEREAS, the Mortgage was or is to be recorded in the official records of the States of Arizona, California, Colorado, Idaho, Montana, New Mexico, Oregon, Utah, Washington and Wyoming and various counties within such states, which counties include or will include all counties in which this Twenty-Fourth Supplemental Indenture is to be recorded; and
WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired, made or constructed and intended to be subject to the Lien thereof; and
WHEREAS, in addition to the property described in the Mortgage, the Company has acquired certain other property, rights and interests in property; and
WHEREAS, the Company has executed, delivered, recorded and filed supplemental indentures as follows:

Dated as of

First	March 31, 1989
Second	December 29, 1989
Third	March 31, 1991
Fourth	December 31, 1991
Fifth	March 15, 1992
Sixth	July 31, 1992
Seventh	March 15, 1993
Eighth	November 1, 1993
Ninth	June 1, 1994
Tenth	August 1, 1994
Eleventh	December 1, 1995
Twelfth	September 1, 1996
Thirteenth	November 1, 1998
Fourteenth	November 15, 2001
Fifteenth	June 1, 2003
Sixteenth	September 1, 2003
Seventeenth	August 1, 2004
Eighteenth	June 1, 2005
Nineteenth	August 1, 2006
Twentieth	March 1, 2007
Twenty-First	October 1, 2007
Twenty-Second	July 1, 2008
Twenty-Third	January 1, 2009

and
WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, bonds entitled and designated First Mortgage and Collateral Trust Bonds or First Mortgage Bonds, as the case may be, of the series and in the principal amounts as follows:

	Series	Due Date	Aggregate Principal Amount Issued	Aggregate Principal Amount Outstanding [1]
First	-10.45% Series due January 9, 1990	1/9/90	$500,000	$ 0
Second	-Secured Medium-Term Notes, Series A	various	250,000,000	0
Third	-Secured Medium-Term Notes, Series B	various	200,000,000	0
Fourth	-Secured Medium-Term Notes, Series C	various	300,000,000	111,000,000
Fifth	-Secured Medium-Term Notes, Series D	various	250,000,000	0
Sixth	-C-U Series	various	250,432,000	53,371,000
Seventh	-Secured Medium-Term Notes, Series E	various	500,000,000	165,000,000
Eighth	-6 3/4% Series due April 1, 2005	4/1/2005	150,000,000	0
Ninth	-Secured Medium-Term Notes, Series F	various	500,000,000	140,000,000
Tenth	-E-L Series	various	71,200,000	71,200,000
Eleventh	-Secured Medium-Term Notes, Series G	various	500,000,000	100,000,000
Twelfth	-Series 1994-1 Bonds	various	216,470,000	216,470,000
Thirteenth	-Adjustable Rate Replacement Series	2002	13,234,000	0
Fourteenth	-9 3/8% Replacement Series due 1997	1997	50,000,000	0
Fifteenth	-Bond Credit Series Bonds	various	498,589,753	0
Sixteenth	-Secured Medium-Term Notes, Series H	various	500,000,000	0
Seventeenth	-5.65% Series due 2006	11/1/06	200,000,000	0
Eighteenth	-6.90% Series due November 15, 2011	11/15/11	500,000,000	500,000,000
Nineteenth	-7.70% Series due November 15, 2031	11/15/31	300,000,000	300,000,000
Twentieth	-Collateral Bonds, First 2003 Series	12/1/14	15,000,000	15,000,000
Twenty-First	-Collateral Bonds, Second 2003 Series	12/1/16	8,500,000	8,500,000
Twenty-Second	-Collateral Bonds, Third 2003 Series	1/1/14	17,000,000	17,000,000
Twenty-Third	-Collateral Bonds, Fourth 2003 Series	1/1/16	45,000,000	45,000,000
Twenty-Fourth	-Collateral Bonds, Fifth 2003 Series	11/1/25	5,300,000	5,300,000
Twenty-Fifth	-Collateral Bonds, Sixth 2003 Series	11/1/25	22,000,000	22,000,000
Twenty-Sixth	-4.30% Series due 2008	9/15/08	200,000,000	0
Twenty-Seventh	-5.45% Series due 2013	9/15/13	200,000,000	200,000,000
Twenty-Eighth	-4.95% Series due 2014	8/15/14	200,000,000	200,000,000
Twenty-Ninth	-5.90% Series due 2034	8/15/34	200,000,000	200,000,000
Thirtieth	-5.25% Series due 2035	6/15/35	300,000,000	300,000,000
Thirty-First	-6.10% Series due 2036	8/1/36	350,000,000	350,000,000
Thirty-Second	5.75% Series due 2037	4/1/37	600,000,000	600,000,000
Thirty-Third	6.25% Series due 2037	10/15/37	600,000,000	600,000,000
Thirty-Fourth	5.65% Series due 2018	7/15/18	500,000,000	500,000,000
Thirty-Fifth	6.35% Series due 2038	7/15/38	300,000,000	300,000,000
Thirty-Sixth	5.50% Series due 2019	1/15/19	350,000,000	350,000,000
Thirty-Seventh	6.00% Series due 2039	1/15/39	650,000,000	650,000,000

____________________________
Amount outstanding as of May 1, 2011.

and
WHEREAS, Section 2.03 of the Mortgage provides that the form or forms, terms and conditions of and other matters not inconsistent with the provisions of the Mortgage, in connection with each series of bonds (other than the First Series) issued thereunder, shall be established in or pursuant to one or more Resolutions and/or shall be established in one or more indentures supplemental to the Mortgage, prior to the initial issuance of bonds of such series; and

WHEREAS, Section 22.04 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder and provide that a breach thereof shall be equivalent to a Default under the Mortgage, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may (in lieu of establishment in or pursuant to a Resolution in accordance with Section 2.03 of the Mortgage) establish the forms, terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed by the Company; and

WHEREAS, the Company now desires to create a new series of bonds and (pursuant to the provisions of Section 22.04 of the Mortgage) to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it; and

WHEREAS, the execution and delivery by the Company of this Twenty-Fourth Supplemental Indenture, and the terms of the bonds of the Thirty-Eighth Series herein referred to, have been duly authorized by the Board of Directors in or pursuant to appropriate Resolutions;

Now, Therefore, This Indenture Witnesseth:

That PACIFICORP, an Oregon corporation, in consideration of the premises and of good and valuable consideration to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt and sufficiency whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of such bonds, and to confirm the Lien of the Mortgage on certain after-acquired property, hereby mortgages, pledges and grants a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon), as Trustee, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties of the Company real, personal and mixed, owned by the Company as of the date of the Mortgage and acquired by the Company after the date of the Mortgage, subject to the provisions of Section 18.03 of the Mortgage, of any kind or nature (except any herein or in the Mortgage expressly excepted), now owned or, subject to the provisions of Section 18.03 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated (except such of such properties as are excluded by name or nature from the Lien hereof), including the properties described in Article IV hereof, and further including (without limitation) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity and other forms of energy (whether now known or hereafter developed) by steam, water, sunlight, chemical processes and/or (without limitation) all other sources of power (whether now known or hereafter developed); all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio, television and other communications, image and data transmission systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine-driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current and other forms of energy, gas, steam, water or communications, images and data for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;
TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 13.01 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof;
IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 18.03 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage expressly excepted, shall be and are as fully mortgaged and pledged hereby and as fully embraced within the Lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and mortgaged hereby or thereby;
PROVIDED THAT the following are not and are not intended to be now or hereafter mortgaged or pledged hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships or other vessels, and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all crops (both growing and harvested), timber (both growing and harvested), minerals (both in place and severed), and mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may be or become subject to the Lien of the Mortgage; (5) electric energy, gas, water, steam, ice and other materials, forms of energy or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; (7) the Company's franchise to be a corporation; (8) any interest (as lessee, owner or otherwise) in the Wyodak Facility, including, without limitation, any equipment, parts, improvements, substitutions, replacements or other property relating thereto; and (9) any property heretofore released pursuant to any provision of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the Lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver for the Trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XV of the Mortgage by reason of the occurrence of a Default;
AND PROVIDED FURTHER, that as to any property of the Company that, pursuant to the after-acquired property provisions thereof, hereafter becomes subject to the lien of a mortgage, deed of trust or similar indenture that may in accordance with the Mortgage hereafter become designated as a Class “A” Mortgage, the Lien hereof shall at all times be junior and subordinate to the lien of such Class “A” Mortgage;

TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged and pledged, or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon), as Trustee, and its successors and assigns forever;
IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, this Twenty-Fourth Supplemental Indenture being supplemental to the Mortgage;

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property hereinbefore described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successor or successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Mortgage as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

ARTICLE I

Thirty-Eighth Series of Bonds

SECTION 1.01. There shall be a series of bonds designated “3.85% Series due 2021” (herein sometimes referred to as the Thirty-Eighth Series), each of which shall also bear the descriptive title “First Mortgage Bond,” and the form thereof, which shall be established by or pursuant to a Resolution, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.
(I) Bonds of the Thirty-Eighth Series shall mature on June 15, 2021 and shall be issued as fully registered bonds in the minimum denomination of two thousand dollars and, at the option of the Company, any multiple or multiples of one thousand dollars in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof).
The Company reserves the right to establish, at any time, by or pursuant to a Resolution filed with the Trustee, a form of coupon bond, and or appurtenant coupons, for the Thirty-Eighth Series and to provide for exchangeability of such coupon bonds with the bonds of the Thirty-Eighth Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.
Bonds of the Thirty-Eighth Series need not be issued at the same time and such series may be reopened at any time, without notice to or the consent of any then-existing holder or holders of any bond of the Thirty-Eighth Series, for issuances of additional bonds of the Thirty-Eighth Series in an unlimited principal amount. Any such additional bonds will have the same interest rate, maturity and other terms as those initially issued, except for payment of interest accruing prior to the original issue date of such additional bonds and, if applicable, for the first interest payment date following such original issue date.
(II) Bonds of the Thirty-Eighth Series shall bear interest at the rate of three and eighty-five hundredths per centum (3.85%) per annum payable semi-annually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”). Bonds of the Thirty-Eighth Series shall be dated and shall accrue interest as provided in Section 2.06 of the Mortgage.
The initial Interest Payment Date is December 15, 2011. The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on any bond of the Thirty-Eighth Series is not a Business Day, then payment of the interest payable on that date will be made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any delay), with the same force and effect as if made on such date.
Interest payable on any bond of the Thirty-Eighth Series and punctually paid or duly provided for on any Interest Payment Date for such bond will be paid to the person in whose name the bond is registered at the close of business on the Record Date (as hereinafter specified) for such bond next preceding such Interest Payment Date; provided, however, that interest payable at maturity or upon earlier redemption will be payable to the person to whom principal shall be payable. So long as the bonds of the Thirty-Eighth Series remain in book-entry only form, the “Record Date” for each Interest Payment Date shall be the close of business on the Business Day before the applicable Interest Payment Date. If the bonds of the Thirty-Eighth Series are not in book-entry only form, the Record Date for each Interest Payment Date shall be the close of business on the 1st calendar day of the month in which the applicable Interest Payment Date occurs (whether or not a Business Day).
“Business Day” means, for purposes of this Section (II), a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.
Any interest on any bond of the Thirty-Eighth Series which is payable but is not punctually paid or duly provided for, on any Interest Payment Date for such bond (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered owner on the relevant Record Date for the payment of such interest solely by virtue of such owner having been such owner; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (i) or (ii) below:

(i)
The Company may elect to make payment of any Defaulted Interest on the bonds of the Thirty-Eighth Series to the persons in whose names such bonds are registered at the close of business on a Special Record Date (as hereinafter defined) for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Company shall, at least 30 days prior to the proposed date of payment, notify the Trustee in writing (signed by an Authorized Financial Officer of the Company) of the amount of Defaulted Interest proposed to be paid on each bond of the Thirty-Eighth Series and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection provided and not to be deemed part of the Mortgaged and Pledged Property. Thereupon, the Trustee shall fix a record date (herein referred to as a “Special Record Date”) for the payment of such Defaulted Interest which date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each registered owner of a bond of the Thirty-Eighth Series at his, her or its address as it appears in the bond register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the bonds of the Thirty-Eighth Series are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following subsection (ii).

(ii)
The Company may make payment of any Defaulted Interest on the bonds of the Thirty-Eighth Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each bond of the Thirty-Eighth Series delivered under the Mortgage upon transfer of or in exchange for or in lieu of any other bond shall carry all rights to interest accrued and unpaid, and to accrue, which were carried by such other bond and each such bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.
(III) The principal of and interest and premium, if any, on each bond of the Thirty-Eighth Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts or in such other currency or currency unit as shall be determined by or in accordance with the Resolution filed with the Trustee.
(IV) Bonds of the Thirty-Eighth Series shall not be redeemable prior to maturity at the option of any holder or holders of such bonds. Bonds of the Thirty-Eighth Series shall be redeemable in whole or in part and at any time prior to maturity at the option of the Company. Prior to March 15, 2021, the redemption price shall include accrued and unpaid interest to the redemption date on the bonds to be redeemed, plus the greater of (a) one hundred per centum (100%) of the principal amount of bonds then Outstanding to be redeemed, or (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 12.5 basis points, as calculated by an Independent Investment Banker. At any time on or after March 15, 2021, the redemption price shall include accrued and unpaid interest to the redemption date on the bonds to be redeemed, plus one hundred percent (100%) of the principal amount of bonds then Outstanding to be redeemed. The Company shall give the Trustee notice of the redemption price referred to in the second preceding sentence immediately after the calculation thereof, and the Trustee shall have no responsibility for such calculation. If the Company elects to partially redeem the bonds of the Thirty-Eighth Series, the Trustee shall select in a fair and appropriate manner the bonds of the Thirty-Eighth Series to be redeemed.
    “Adjusted Treasury Rate” means, with respect to any redemption date, the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Adjusted Treasury Rate will be calculated on the third Business Day preceding the redemption date.
“Business Day” means, for purposes of this Section (IV), a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of the Thirty-Eighth Series to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds (the “Remaining Life”).
“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company and its successors, or if that firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.
“Reference Treasury Dealer” means: (a) each of J.P. Morgan Securities LLC, RBS Securities Inc. and a Primary Treasury Dealer (as defined herein) selected by Wells Fargo Securities, LLC and their respective successors; provided that, if one of these parties ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer; and (b) any other Primary Treasury Dealers selected by the Company.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
(V) Each bond of the Thirty-Eighth Series may have such other terms as are not inconsistent with Section 2.03 of the Mortgage, and as may be determined by or in accordance with a Resolution filed with the Trustee.
(VI) At the option of the registered owner, any bonds of the Thirty-Eighth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series and same terms of other authorized denominations.
(VII) Bonds of the Thirty-Eighth Series shall be transferable, subject to any restrictions thereon set forth in any such bond of the Thirty-Eighth Series, upon the surrender thereof for cancellation, together with a written instrument of transfer, if required by the Company, duly executed by the registered owner or by his, her or its duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Thirty-Eighth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other government charge, as provided in Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Thirty-Eighth Series.
(VIII) After the execution and delivery of this Twenty-Fourth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and this Twenty-Fourth Supplemental Indenture, it is contemplated that there shall be issued bonds of the Thirty-Eighth Series in an initial aggregate principal amount of Four-Hundred Million Dollars (U.S. $400,000,000).

ARTICLE II

The Company Reserves the Right to Amend Provisions

Regarding Properties Excepted from Lien of Mortgage

SECTION 2.01. The Company reserves the right, without any consent or other action by holders of bonds of the Ninth Series, or any other series of bonds subsequently created under the Mortgage (including the bonds of the Thirty-Eighth Series), to make such amendments to the Mortgage, as heretofore amended and supplemented, as shall be necessary in order to amend the first proviso to the granting clause of the Mortgage, which proviso sets forth the properties excepted from the Lien of the Mortgage, to add a new exception (10) which shall read as follows:
“(10) allowances allocated to steam-electric generating plants owned by the Company or in which the Company has interests, pursuant to Title IV of the Clean Air Act Amendments of 1990, Pub. L. 101-549, Nov. 15, 1990, 104 Stat. 2399, 42 USC 7651, et seq., as now in effect or as hereafter supplemented or amended.”

ARTICLE III

Miscellaneous Provisions

SECTION 3.01. The right, if any, of the Company to assert the defense of usury against a holder or holders of bonds of the Thirty-Eighth Series or any subsequent series shall be determined only under the laws of the State of New York.

SECTION 3.02. The terms defined in the Mortgage shall, for all purposes of this Twenty-Fourth Supplemental Indenture, have the meanings specified in the Mortgage. The terms defined in Article I of this Twenty-Fourth Supplemental Indenture shall, for purposes of that Article, have the meanings specified in Article I of this Twenty-Fourth Supplemental Indenture.

SECTION 3.03. The Trustee hereby accepts the trusts hereby declared, provided, created or supplemented, and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as hereby supplemented, set forth, including the following:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XIX of the Mortgage shall apply to and form part of this Twenty-Fourth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Twenty-Fourth Supplemental Indenture.

SECTION 3.04. Whenever in this Twenty-Fourth Supplemental Indenture either of the Company or the Trustee is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Twenty-Fourth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 3.05. Nothing in this Twenty-Fourth Supplemental Indenture, expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy or claim under or by reason of this Twenty-Fourth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Twenty-Fourth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons outstanding under the Mortgage.
SECTION 3.06. This Twenty-Fourth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

ARTICLE IV

Specific Description of Property

The properties of the Company, owned as of the date hereof, and used (or held for future development and use) in connection with the Company's electric utility systems, or for other purposes, as follows:

Hunters Circle Substation
Lands located in Deschutes County, State of Oregon

Parcel 2, Partition Plat No. 2009-39 recorded December 22, 2009 in Partition Cabinet 4, Page 6, Deschutes County, Oregon.

Future Bend Service Center
Lands located in Deschutes County, State of Oregon

Parcel One (1) of Partition Plat No. 2010-10, recorded June 25, 2010 in Partition Cabinet 4, Page 36, Deschutes County, Oregon.

Riddle Substation
Lands located in Douglas County, State of Oregon

Real property in the County of Douglas, State of Oregon, described as follows:

A tract of land located in a portion of the R.E. Trimble Donation Land Claim in the Northeast 1/4 of Section 13, Township 30 South, Range 06 West, W.M., Douglas County, Oregon, said tract being more particularly described as follows:

Beginning at a 1" iron pipe on the Easterly right-of-way boundary of Douglas County Road #20, said iron rod being North 55°16'28" East 98.68 feet from the Southeast corner of Donation Land Claim #51; thence along said right-of-way on a 1315.00 foot radius curve to the left, through a central angle of 02°13'24" for 51.03 feet (said curve having a chord of North 35°35'53” East 51.03 feet); thence leaving said right-of-way South 70⁰ 00'43” East 259.70 feet; thence South 19°59'17” West 248.88 feet; thence North 70⁰ 02'02” West 31.54 feet to the Southeast corner of that property as described in Douglas County Instrument Volume 324 Page 757; thence along the East boundary of said property North 19°59'39” East 199.75 feet to the Northeast corner of said property; thence along the North boundary of said property North 70⁰ 00'43” West 241.91 feet to the point of beginning.

This legal description is created pursuant to Douglas County Planning Department File No. 09-M074. Tax Parcel Number: R36634.

Dry Creek Property Exchange, TL118
Lands located in Jackson County, State of Oregon

All that portion of Tracts 51 and 52 of ELEVEN-EIGHTY ORCHARD TRACT in Jackson County, Oregon, according to the Official Plat thereof, now of record lying Westerly of the following described line:

Commencing at a 2.5 inch brass disc marking the one-quarter corner between Section 35 in Township 36 South, Range 1 West and Section 2 in Township 37 South, Range 1 West of the Willamette Meridian in Jackson County, Oregon; thence South 89°55'47" West along the section line between said Sections 35 and 2, a distance of 657.77 feet to a set 5/8 inch iron rebar with orange plastic cap; thence leaving said section line South 26°41'11" East 1466.34 feet to a set 5/8 inch iron rebar with orange plastic cap witness monument; thence South 27°06'38" East 40.00 feet to a set 5/8" iron rebar with orange plastic cap witness monument for the true point of beginning of the line to be described; thence North 27°32'06" West 20.0 feet, more or less, to a point situated on the North boundary said Tract 52; thence South 27"32'06" East 20.0 feet to said 5/8 inch iron rebar witness monument; thence continue South 27°32'06" East 1389.84 feet to a set 5/8 inch iron rebar with orange plastic cap witness monument; thence continue South 27"32'06" East 12.0 feet, more or less, to intersect the Southwesterly boundary of said Tract 51 for the point of termination of said described line. Subject to lands lying within public roads.

Dry Creek Property Exchange, TL123
Lands located in Jackson County, State of Oregon

All that portion of Tracts 61 and 64 of ELEVEN-EIGHTY ORCHARD TRACT in Jackson County, Oregon, according to the official plat thereof, now of record lying Westerly of the following described line:

Commencing at a 2.5 inch brass disc marking the one-quarter corner between Section 35 in Township 36 South, Range 1 West and Section 2 in Township 37 South, Range 1 West of the Willamette Meridian in Jackson County, Oregon, thence South 89°55'47" West, along the section line between said Sections 35 and 2, a distance of 657.77 feet to a set 5/8 inch iron rebar with orange plastic cap, thence leaving said section line South 26°41'11" East 1466.34 feet to a set 5/8 inch iron rebar with orange plastic cap witness monument, thence South 27°06'38" East 40.00 feet to a 5/8 inch iron rebar with orange plastic cap witness monument, thence South 27°32'06" East 1389.84 feet to a set 5/8 inch iron rebar with orange plastic cap witness monument, thence South 27°09'33" East 117.52 feet to a 5/8 inch iron rebar with orange plastic cap witness monument, thence South 26°09'57" East 1464.30 feet to a set 5/8 inch iron rebar with orange plastic cap witness monument for the true point of beginning of the line to be described; thence North 26°09'57" West 20.0 feet, more or less, to a point situated on the North boundary said Tract 64; thence South 26°09'57" East 20.0 feet to said 5/8 inch iron rebar witness monument; thence continue South 26°09'57" East 329.62 feet to a set 5/8 inch iron rebar with orange plastic cap witness monument; thence continue South 26°09'57" East 20.0 feet, more or less, to intersect the South boundary of said Tract 61 for the point of termination of said described line. Subject to lands lying within public roads.

Dry Creek Property Exchange, TL106
Lands located in Jackson County, State of Oregon

All that portion of Tracts 40 of ELEVEN-EIGHTY ORCHARD TRACT in Jackson County, Oregon, according to the Official Plat thereof, now of record lying Westerly of the following described line:

Commencing at a 2.5 inch brass disc marking the one-quarter corner between Section 35 in Township 36 South, Range 1 West and section 2 in Township 37 South, Range 1 West of the Willamette Meridian in Jackson County, Oregon; thence South 89°55'47" West, along the section line between said Sections 35 and 2, a distance of 657.77 feet to a set 5/8 inch iron rebar with orange plastic cap for the true point of beginning of the line to be described, said point also being on the North boundary of said Tract 40 described above; thence leaving said Section line, South 26°41'11" East 59.29 feet to a set 5/8 inch rebar with orange plastic cap witness monument; thence continue South 26°41'11" East 1407.05 feet to a set 5/8 inch iron rebar with orange plastic cap witness monument; thence continue South 26°41'11" East 20.0 feet, more or less to intersect the South boundary of said Tract 40 for the point of termination of said described line. Subject to lands lying within public roads.

Dry Creek Property Exchange, TL121
Lands located in Jackson County, State of Oregon

All that portion of Tracts 55 and 56 of ELEVEN-EIGHTY ORCHARD TRACT in Jackson County, Oregon, according to the Official Plat thereof, now of record lying westerly of the following described line:

Commencing at a 2.5 inch brass disc marking the one-quarter corner between Section 35 in Township 36 south, Range 1 West and Section 2 in Township 37 South, Range 1 West of the Willamette Meridian in Jackson County, Oregon: thence South 89⁰ 55' 47" West, along the section line between said Sections 35 and 2, a distance of 657.77 feet to a set 5/8 inch iron rebar with orange plastic cap; thence leaving said section line South 26°41' 11" East 1466.34 feet to a set 5/8 inch iron rebar with orange plastic cap witness monument; thence South 27⁰ 06' 38" East 40.00 feet to a set 5/8 inch iron rebar with orange plastic cap witness monument; thence South 27⁰ 32' 06" East 1389.84 feet to a set 5/8 inch iron rebar with orange plastic cap witness monument; thence South 27⁰ 09' 33" East 117.52 feet to a 5/8 inch iron rebar with orange plastic cap witness monument for the true point of beginning of the line to be described; thence North 26⁰ 09' 57" West 10 feet, more or less, to a point situated on the North boundary of said Tract 55: thence South 26⁰ 09' 57" East 10 feet to said 5/8 inch iron rebar witness monument; thence continue South 26⁰ 09' 57" East 1424.30 feet to a set 5/8 inch iron rebar with orange plastic cap witness monument; thence continue South 26⁰ 09' 57" East 20.0 feet more or less to intersect the South boundary of said Tract 56 for the point of termination of said described line. Subject to lands lying within public roads.

Dry Creek Property Exchange, TL301
Lands located in Jackson County, State of Oregon

All that portion of the Southwest Quarter of Section 35 in Township 36 South, Range I West of the Willamette Meridian in Jackson County, Oregon, lying Westerly of the following described line:

Commencing at a 2.5 inch brass disc marking the one-quarter corner between Sections 34 and 35 in Township 36 South, Range 1 West of the Willamette Meridian in Jackson County, Oregon; thence North 89°34'52" East along the East-West centerline of said Section 35, a distance of 684.19 feet to a set 5/8 inch iron rebar with orange plastic cap for the true point of beginning of the line to be described; thence South 26°41'11" East 2953.72 feet to a 5/8 inch iron rebar with orange plastic cap situated on the South boundary of said Section 35 for the point of termination of said described line, said point bears South 89°55'47" West 657.77 feet from a 2.5 inch brass disc marking the one-quarter corner between said Section 35, in said Township and Range and Section 2 in Township 37 South, Range 1 West of the Willamette Meridian in Jackson County, Oregon.

TOGETHER WITH Tract 39 of ELEVEN-EIGHTY ORCHARD TRACT in Jackson County, Oregon, according to the Official Plat thereof, now of record. Subject to lands lying within public roads.

Dry Creek Property Exchange, TL203
Lands located in Jackson County, State of Oregon

All that portion of Tracts 62 and 63 of ELEVEN-EIGHTY ORCHARD TRACT in Jackson
County, Oregon, according to the official plat thereof, now of record lying Westerly and Southerly of the following described line:

Commencing at a 2.5 inch brass disc marking the one-quarter corner between Section 35 in Township 36 South, Range 1 West and Section 2 in Township 37 South, Range 1 West of the Willamette Meridian in Jackson County, Oregon, thence South 89°55'47" West, along the section line between said Sections 35 and 2, a distance of 657,77 feet to a set 5/8 inch iron rebar with orange plastic cap, thence leaving said section line South 26°41'11" East 1466.34 feet to a set 5/8 inch iron rebar with orange plastic cap witness monument, thence South 27°06'38" East 40.00 feet to a 5/8 inch iron rebar with orange plastic cap witness monument, thence South 27°32'06" East 1389.84 feet to a 5/8 inch iron rebar with orange plastic cap witness monument, thence South 27°09'33" East 117,52 feet to a 5/8 inch iron rebar with orange plastic cap witness monument, thence South 26°09'57" East 1833.92 feet to a 5/8 inch iron rebar with orange plastic cap witness monument for the true point of beginning of the line to be described; thence North 26°09'57" West 20.0 feet, more or less, to a point situated on the North boundary of said Tract 62; thence South 26°09'57" East 20,0 feet to said 5/8 inch iron rebar witness monument; thence continue South 26°09'57" East 572,20 feet to a set 5/8 inch iron rebar with orange plastic cap; thence South 71°57'00" East 940.43 feet to a set 5/8 inch iron rebar with orange plastic cap witness monument which bears North 00°39'03" West 162,30 feet and North 71°57'00" West 35.00 feet from a 2.5 inch brass disc marking the Southeast corner of said Section 2; thence continue South 71°57'00" East 3,3 feet, more or less, to intersect the East boundary of said Tract 63 for the point of termination of said described line. Subject to lands lying within public roads.

Shirley Basin Substation
Lands located in Carbon County, State of Wyoming

A Parcel located in and being a portion of Section 31, Township 26 North, Range 78 West of the Sixth Principal Meridian, Carbon County, Wyoming being more particularly described by metes and bounds as follows:

Beginning at the southeast comer of the Parcel being described and a point on the east line of said Section 31 and from which point the southeasterly comer of said Section 31 bears S.1 ° 26' 58"W., 176.31 feet; thence N.90⁰ 00' 00''W., 5148.70 feet to the southwest corner of the Parcel being described; thence N.O⁰ OO' OO"W., 4229.31 feet to the northwest corner of the Parcel being described; thence N.90⁰ 00' 00''E., 5255.72 feet to the northeast comer of the Parcel being described and a point in and intersection with east line of said Section 31; thence S. l °26' 58"W.,along the east line of said Section 31, 4230.66 feet to the Point of Beginning and containing 505.09 acres, more or less, as set forth by the plat attached and made a part hereof.

Jackman Acquisition
Lands located in Cowlitz County, State of Washington

PARCEL A:

LOTS 1, 2 AND 3, AS SHOWN ON SEGREGATION SURVEY FILED IN VOLUME 28 OF SURVEYS, PAGE 60, UNDER AUDITOR'S FILE NO. 3322236, RECORDS OF COWLITZ COUNTY, WASHINGTON; BEING IN THE NORTHEAST QUARTER OF THE NORTHWEST QUARTER AND THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER, SECTION 17, TOWNSHIP 6 NORTH, RANGE 4 EAST, W.M., COWLITZ COUNTY, WASHINGTON.

PARCEL B:

THAT PORTION OF THE NORTHEAST QUARTER OF THE NORTHWEST QUARTER AND THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION 17, TOWNSHIP 6 NORTH, RANGE 4 EAST, W.M., COWLITZ COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS: BEGINNING AT THE SOUTHWEST CORNER OF THE NORTHEAST QUARTER OF THE NORTHWEST QUARTER; THENCE NORTH 01⁰ 32' 38" EAST ALONG THE WEST LINE OF SAID SUBDIVISION A DISTANCE OF' 40.00 FEET; THENCE SOUTH 87⁰ 53' 27" EAST PARALLEL TO THE SOUTH LINE OF SAID SUBDIVISION A DISTANCE OF 218.20 FEET;

THENCE SOUTH 01⁰ 32' 38" WEST PARALLEL WITH THE WEST LINE OF SAID SUBDIVISION A DISTANCE OF 40.00 FEET TO THE SOUTH LINE OF SAID SUBDIVISION; THENCE SOUTH 87° 53' 27" EAST ALONG SAID SOUTH LINE

A DISTANCE OF 440.79 FEET TO THE NORTHEAST CORNER OF THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER; THENCE SOUTH 01⁰ 16' 40" WEST ALONG THE EAST LINE OF SAID SUBDIVISION A DISTANCE OF 657.91 FEET TO THE SOUTHEAST CORNER OF SAID SUBDIVISION; THENCE NORTH 88⁰ 07' 48" WEST ALONG THE SOUTH LINE OF SAID SUBDIVISION A DISTANCE OF 662.03 FEET TO THE SOUTHWEST CORNER OF SAID SUBDIVISION; THENCE NORTH 01° 32' 38" EAST ALONG THE WEST LINE OF SAID SUBDIVISION A DISTANCE OF 660.64 FEET TO THE NORTHWEST CORNER OF SAID SUBDIVISION AND THE TRUE POINT OF BEGINNING.

PARCEL C:

THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION 17, TOWNSHIP 6 NORTH, RANGE 4 EAST OF THE WILLAMETTE MERIDIAN, COWLITZ COUNTY, WASHINGTON.

EXCEPT THEREFROM A STRIP OF LAND 300 FEET WIDE BEING 100 FEET ON THE NORTHERLY SIDE AND 200 FEET ON THE SOUTHERLY SIDE OF A SURVEY LINE MORE PARTICULARLY DESCRIBED AS: BEGINNING AT A POINT ON THE WEST LINE OF THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION 17, TOWNSHIP 6 NORTH, RANGE 4 EAST OF THE WILLAMETTE MERIDIAN, 370 FEET NORTH OF THE SOUTHWEST CORNER THEREOF; THENCE SOUTH 78⁰ 30' EAST 1358 FEET MORE ORLESS TO A POINT ON THE EAST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION 17; THENCE SOUTH 65 FEET TO THE SOUTHEAST CORNER THEREOF; THENCE WEST ALONG THE EAST/WEST QUARTER LINE OF SAID SECTION 17, 1060 FEET TO A POINT; THENCE NORTH 78⁰ 30' WEST 270 FEET MORE OR LESS TO THE WEST LINE OF THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER; THENCE NORTH ALONG THE SAID WEST LINE 306 FEET MORE OR LESS TO THE POINT OF BEGINNING.

Saddle Dam Acquisition
Lands located in Cowlitz County, State of Washington

PARCEL I
That portion of the Southeast quarter of the Southwest quarter of Section 19, Township 6 North, Range 4 East of the Willamette Meridian, Cowlitz County, Washington lying Southerly and Easterly of State Route 503.

EXCEPT that portion lying within State Route 503.

PARCEL II
The Northwest quarter of the Northwest quarter of Section 29, Township 6 North, Range 4 East of the Willamette Meridian, Cowlitz County, Washington.

PARCEL III
All of the Northeast quarter; and All of the Southeast quarter; and the Northeast quarter of the Northwest quarter; and the Southeast quarter of the Southwest quarter of Section 30, Township 6 North, Range 4 East of the Willamette Meridian, Cowlitz County, Washington.

EXCEPT that portion lying within State Route 503.

PARCEL IV
The Southeast quarter of the Southeast quarter of Section 19, Township 6 North, Range 4 East of the Willamette Meridian, Cowlitz County, Washington.

Swift Acquisition
Lands located in Skamania County, State of Washington

The Southwest quarter, the Southeast quarter and the Northeast quarter of Section 10, Township 7 North, Range 5 East of the Willamette Meridian, Skamania County, Washington.

Facebook - Houston Lake Substation
Lands located in Crook County, State of Oregon

Parcel 1, Partition Plat 2010-04, City of Prineville, Crook County, Oregon, recorded as Document 2010-244169 in the Crook

County Official Records.

High Plains Wind Farm, WYAL-0010
Lands located in Albany County, State of Wyoming

A Parcel of land located in and being portions of the SWI/4SWI/4, SEI/4SWI/4, and the NW1/4SW1/4 Section 28, Township 20 North, Range 77 West of the Sixth Principal Meridian, Albany County, Wyoming being more particularly described as follows: Beginning at the southwesterly corner of the Parcel being described and from which point the southwest corner of said Section 28 bears S.70° 10'37"W., 1158.00 feet; thence from said Point of Beginning and along the southwesterly line of the parcel being described N. 18°34'33"W., 402.00 feet to the northwesterly corner of the parcel being described; thence along the northwesterly line of the parcel being described N. 7l° 25' 32" E., 396.49 feet to a point; thence N.24°56'20"W., 443.26 feet to a point; thence N.30⁰ 26'12"W., 104.05 feet to a point; thence N.38°00'06"W., 66.66 feet to a point; thence N.50⁰36'30"W., 58.92 feet to a point; thence N.59° 13' 11"W., 57.66 feet to a point in and an intersection with the southeasterly right-of-way line of Wyoming State Highway 13: thence along said southeasterly right-of-way line and along an arc of a true curve to the left, 50.00 feet having a radius of2939.58 feet and through a central angle of 0°58' and the chord of which bears N.30⁰36'18"E., 50.00 feet to a point; thence departing said southeasterly right-of-way line S.59°/3' 11 "E., 61.58 feet to a point; thence S.50⁰ 36'30"E., 68.21 feet to a point; thence S.38°00'06"E., 75.95 feet to a point; thence S.30⁰ 26'12"E., 109.76 feet to a point; thence S.24°56'20"E., 467.39 feet to a point; thence S.18°34'33"E., 385.95 feet to the southeasterly corner of the parcel being described; thence S.7l⁰ 25'32"W., 448.59 feet to the Point of Beginning and said parcel contains 4.990 Acres, more or less, as set forth by the plat attached and made a part hereof.

High Plains Wind Farm, WYAL-0011
Lands located in Albany County, State of Wyoming

A Parcel of land being located in and being portions of the NE1/4NE1/4 Section 33, and a portion of the SEl/4SE1/4 Section 28, Township 20 North, Range 77 West of the Sixth Principal Meridian, Albany County, Wyoming being more particularly described as follows:

Beginning at the southeasterly corner of the Parcel being described and from which point the northeast corner of said Section 33 bears N.50⁰ 40'07"E., 839.66 feet; thence from said Point of Beginning and along the southerly line of the parcel being described S.82°29'0l"W., 400.00 feet to the southwesterly corner of said parcel being described thence along the westerly line of the parcel being described N. 7⁰ 3l'01"W., 544.43 feet to the northwesterly corner of said parcel being described; thence along the northerly line of 2 the parcel being described N.82°29'01"E., 400.00 feet to the northeasterly corner of said parcel being described and from which point the northeast corner of said Section 33 bears S.88°23'5l "E., 720.73 feet; thence along the easterly line of the parcel being described S. 7⁰ 3l' 01"E., 544.43 feet to the Point of Beginning and said parcel containing 4.999 Acres, more or less, as set forth by the attached plat and made a part hereof.

Milford Substation
Lands located in Beaver County, State of Utah

BEGINNING AT AN EXISTING STEEL PIN AT THE NORTHWEST CORNER OF UTAH POWER & LIGHT PARCEL #2166-M (ALSO KNOWN AS PARCEL #7-0700-0151) THAT IS LOCATED S 00°01'30" E 1049.77 FEET AND N 89°58'30" E 520.22 FEET FROM THE CENTER OF SECTION 7, TOWNSHIP 28 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN (BASIS OF BEARINGS IS S 89°41'02" E ALONG THE QUARTER SECTION LINE FROM THE CENTER QUARTER CORNER TO THE EAST QUARTER CORNER OF SAID SECTION 7); RUNNING THENCE N 00°01'30" W 199.70 FEET TO THE SOUTH RIGHT-OF-WAY LINE OF 1050 SOUTH STREET; THENCE S 89°43'34" E 460.01 FEET ALONG SAID RIGHT-OF-WAY LINE; THENCE S 00°01'30" E 197.30 FEET TO THE NORTHEAST CORNER OF SAID PARCEL #2166-M; THENCE S 89°58'30" W 460.00 FEET ALONG THE SOUTH LINE OF SAID PARCEL TO THE POINT OF BEGINNING.
CONTAINING 2.10 ACRES.

Milford Substation
Additional Lands located in Beaver County, State of Utah

BEGINNING AT THE SOUTHWEST CORNER OF UTAH POWER & LIGHT PARCEL #2166-M, SAID POINT BEING LOCATED S 00°01'30" E 1249.77 FEET AND N 89°58'30" E 520.22 FEET FROM THE CENTER OF SECTION 7, TOWNSHIP 28 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN (BASIS OF BEARINGS IS S 89°41'02" E ALONG THE QUARTER SECTION LINE FROM THE CENTER QUARTER CORNER TO THE EAST QUARTER CORNER OF SAID SECTION 7); RUNNING THENCE N 89°58'30" E 521.26 FEET, MORE OR LESS, ALONG THE SOUTH LINE OF SAID PARCEL AND THE SOUTH LINE OF MOUNTAIN FUEL SUPPLY COMPANY PARCEL #2162-M-4 TO THE WESTERLY

RIGHT-OF-WAY LINE OF THE UNION PACIFIC RAIL ROAD; THENCE SOUTHWESTERLY 106.60 FEET ALONG SAID RIGHT-OF-WAY LINE AND THE ARC OF A 3719.83 FOOT RADIUS CURVE TO THE RIGHT (CHORD BEARS S 43°57'44" W 106.60 FEET) TO A NON-TANGENT POINT ON THE 1/16 SECTION LINE (MILFORD CITY LIMIT); THENCE N 89°30'30" W 447.25 FEET, MORE OR LESS, ALONG SAID 1/16 SECTION LINE TO A POINT S 00°01'30" E OF THE POINT OF BEGINNING; THENCE N 00°01'30" W 72.66 FEET TO THE POINT OF BEGINNING.
CONTAINING 0.83 ACRES.

Skypark Substation
Lands located in Davis County, State of Utah

BEGINNING AT A POINT ON THE EAST RIGHT OF WAY LINE OF THE UNION PACIFIC RAILROAD, SAID POINT LYING SOUTH 00º10'45” EAST 174.82 FEET AND SOUTH 89º57'25” EAST 405.12 FEET FROM THE WEST QUARTER CORNER OF SECTION 36 , TOWNSHIP 2 NORTH RANGE 1 WEST, SALT LAKE BASE AND MERIDIAN, AND RUNNING THENCE NORTH 89º49'33” EAST 457.31 FEET ALONG AN EXISTING FENCE LINE; THENCE SOUTH 00º02'35” WEST 618.21 FEET ALONG AN EXISTING FENCE; THENCE NORTH 89º57'25” WEST 616.95 FEET ALONG THE NORTH LINE OF 1100 NORTH STREET TO THE EAST RIGHT OF WAY LINE OF UNION PACIFIC RAILROAD ; THENCE NORTH 14º33'41” EAST 636.81 FEET ALONG THE EAST LINE OF SAID RIGHT OF WAY TO THE POINT OF BEGINNING.

LESS AND EXCEPTING THEREFROM ANY PORTION LYING WITHIN 2600 SOUTH STREET (DAVIS COUNTY) 1100 NORTH (NORTH SALT LAKE).

TOGETHER WITH A SEWER COLLECTION SYSTEM AS DESCRIBED IN QUIT CLAIM DEED RECORDED JANUARY 21, 2003, AS ENTRY NO. 1824826 IN BOOK 3210 AT PAGE 2788.

LESS AND EXCEPTING THEREFROM A PARCEL OF LAND IN FEE FOR THE “WEBER COUNTY TO SALT LAKE COMMUTER RAIL”, A UTAH TRANSIT AUTHORITY PROJECT, BEING PART OF GRANTOR'S PROPERTY DEFINED IN THAT CERTAIN WARRANTY DEED , RECORDED JANUARY 21, 2003, AS ENTRY NO. 1824827, BOOK 3210, PAGE 2791, AND SITUATE IN THE SOUTHWEST QUARTER OF SECTION 36, TOWNSHIP 2 NORTH, RANGE 1 WEST, SALT LAKE BASE AND MERIDIAN, AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF THE EASTERLY RIGHT OF WAY LINE OF THE OREGON SHORT LINE RAILROAD AND THE NORTH LINE OF 2600 SOUTH STREET, SAID POINT BEING NORTH 00º05'37” WEST 1905.62 FEET ALONG THE SECTION LINE TO THE NORTH LINE OF 2600 SOUTH STREET, AND SOUTH 89º52'39” EAST 242.11 FEET ALONG SAID NORTH LINE FROM THE SOUTHWEST CORNER OF SAID SECTION 36 (THE WEST QUARTER CORNER POSITION BEING SOUTH 89º52'34” EAST 278.58 FEET AND NORTH 00º05'09” WEST 824.15 FEET FROM THE MONUMENT AT THE INTERSECTION OF 2600 SOUTH AND 1100 WEST STREETS AS REFERENCED ON THE DAVIS COUNTY SURVEYOR'S SECTION CORNER TIE SHEET); THENCE NORTH 14º38'16” EAST 7.04 FEET ALONG SAID EASTERLY RIGHT OF WAY LINE; THENCE SOUTH 75º21'44” EAST 3.61 FEET; THENCE SOUTH 00º07'21” WEST 5.91 FEET TO THE NORTH LINE OF 2600 SOUTH STREET; THENCE NORTH 89º52'39” WEST 5.26 FEET ALONG SAID NORTH LINE TO THE POINT OF BEGINNING.

SERIAL NO. 06-094-0074

CONTAINS 7.61 ACRES OR 331, 464 SQUARE FEET.

Aeolus Substation
Lands located in Carbon County, State of Wyoming

Township 24 North, Range 80 West, 6th P.M., Carbon County, Wyoming
Section 35: All

Contains 663.54 Acres as Surveyed

Gold Rush Substation
Lands located in Box Elder County, State of Utah

A PART OF THE NORTHEAST QUARTER OF SECTION 15, TOWNSHIP 10 NORTH, RANGE 3 WEST, SALT LAKE BASE & MERIDIAN.

BEGINNING AT A POINT LOCATED NORTH 00°33'21" EAST 3596.26 FEET ALONG THE EAST LINE OF SAID SECTION AND SOUTH 60°19'32" WEST 206.81 FEET FROM THE SOUTHEAST CORNER OF SAID SECTION 15; RUNNING THENCE SOUTH 60°19'32" WEST 450.00 FEET; THENCE NORTH 29°40'28" WEST 450.00 FEET; THENCE NORTH 60°19'32" EAST 450.00 FEET; THENCE SOUTH 29°40'28" EAST 450.00 FEET TO THE POINT OF BEGINNING. CONTAINING 4.65 ACRES.

ACCESS EASEMENT DESCRIPTION

A PART OF THE NORTHEAST QUARTER OF SECTION 15, TOWNSHIP 10 NORTH, RANGE 3 WEST, SALT LAKE BASE & MERIDIAN.

BEGINNING AT A POINT LOCATED NORTH 00°33'21" EAST 3596.26 FEET ALONG THE EAST LINE OF SAID SECTION AND SOUTH 60°19'32" WEST 206.81 FEET FROM THE SOUTHEAST CORNER OF SAID SECTION 15; RUNNING THENCE NORTH 29°40'28" WEST 1725.13 FEET; THENCE NORTH 46°53'31" EAST 272.45 FEET; THENCE SOUTH 29°40'28" EAST 41.13 FEET; THENCE SOUTH 46°53'31" WEST 205.63 FEET; THENCE SOUTH 08°36'32" WEST 40.35 FEET; THENCE SOUTH 29°40'28" EAST 1990.96 FEET; THENCE ALONG THE ARC OF A 50.00 FOOT RADIUS CURVE TO THE RIGHT A LENGTH OF 225.94 FEET, CHORD BEARS NORTH 80°39'52" WEST 77.22 FEET; THENCE ALONG THE ARC OF A 25.00 FOOT RADIUS CURVE TO THE LEFT A LENGTH OF 34.24 FEET. CHORD BEARS NORTH 09°33'24" EAST 31.62 FEET; THENCE NORTH 29°40'28" WEST 250.00 FEET TO THE POINT OF BEGINNING.

Business Depot Ogden (BDO) Substation
Lands located in Weber County, State of Utah

DESCRIPTION

Lot 25B, BUSINESS DEPOT OGDEN - PLAT 9, a part of the South Half of Section 7, Township 6 North, Range 1 West, Salt Lake Base and Meridian, Weber County, Utah, according to the official plat thereof and on file at the Weber County Recorder's Office.

EASEMENT

Beginning at the Southwest Corner of Lot 25B, BUSINESS DEPOT OGDEN - PLAT 9, a part of the South Half of Section 7, Township 6 North, Range 1 West, Salt Lake Base and Meridian, Weber County, Utah, according to the official plat thereof and on file at the Weber County Recorder's Office, and running thence S.85°03'36"W 60.23 feet to the east right of way line of 1200 West Street; thence N.00°05'51"E 325.66 feet along said east right of way line; thence N.85°11'54"E 59.88 feet; thence S.00°02'22"W 73.74 feet to the Northwest Corner of said Lot 25B; thence continuing S.00°02'22"W 251.74 feet along the west line of said Lot 25B to the point of beginning. The above-described easement contains 19,479 square feet or 0.447 acre.

Legacy Substation
Lands located in Salt Lake County, State of Utah

Beginning 462.24 feet North 89° 13' 15” West from the North Quarter corner of Section 31, Township 3 South, Range 1 West, Salt Lake Meridian, and running thence South 358.92 feet; thence West 598.71 feet; thence North 0° 16' 55” East 367.04 feet; thence South 89° 13' 15” East 596.96 feet to the point of beginning. Less Street.

Tamarisk Substation
Lands located in Emery County, State of Utah

Commencing at the Northeast corner of the Southeast Quarter of Section 15, Township 21 South, Range 16 East, SLB&M: thence West along the North line of the Southeast Quarter of said Section 15 a distance of 660 feet, more or less to the East line of a certain tract belonging to the Grantor, said point being the Point of Beginning: thence North a distance of 250 feet, more or less, to the South right of way line of ole U.S. Highway 50; thence Southwesterly along said South right of way line a distance of 500 feet, more or less, to the West line of Grantor's property; thence South along said West line a distance of 1560 feet, more or less, to the North line of the Denver and Rio Grande Western Railroad Company's right of way; thence Southeasterly on a curve to the left a distance of 495 feet, more or less, to the East line of the Grantor's property; thence North along said East line a distance of 1495 feet, more or less to the point of beginning.

Excepting there from all minerals that were previously reserved.

Populus - Ben Lomond Transmission Project
Lands located in Bannock County, State of Idaho

A parcel of land being part of the East Half of the Northwest Quarter of Section 32, Township 11 South, Range 37 East, Boise Meridian, Bannock County, Idaho. The boundaries of said parcel are described as follows, to wit: Beginning at the Center Quarter Comer of said Section 32 and running thence N. 89° 33 ' 29" W. 1331.13 feet along the quarter section line to the Southwest Corner of the East Half of the Northwest Quarter of said Section 32; thence N. 00° l7' 47" E. 953.99 feet along the west line of said East Half of the Northwest Quarter; thence S. 89° 31 ' 30" E. 1328.64 feet to the north-south quarter-section line; thence S.00° 08' 48" W. 953.23 feet along the quarter-section line to the point of beginning. The above-described parcel of land contains 1,268,182 square feet or 29.113 acres.

Anticline Substation - Gateway West Project
Lands located in Sweetwater County, State of Wyoming

All of Section 13, Township 20 North Range 101 West, 6TH Principal Meridian, Sweetwater County, Wyoming.

Containing 635.762 acres.

Lincoln Substation
Lands located in Weber County, State of Utah

04-062-0001
Part of Blocks 8 and 9, Central Park Addition, Ogden City, Weber County, Utah; and part of vacated Healy Avenue; described as follows:

Beginning at a point South 89°02' East 5.9 feet and South 0°28' West 159.75 feet from the Northwest Corner of Lot 13, Block 8, said Central Park Addition; running thence South 89°02 feet East along the South line of alley 117.71 feet to the Northeast corner of Lot 4, said Block 8; thence South 0°58' West 6.0 feet; thence South 89°02 feet East 89.5 feet to the west line of Lincoln Avenue; thence South 0°58' West along said West line 162.10 feet, more or less, to a point 28.35 feet distant southerly at right angle form the South line of said Block 8; thence North 89°02' West along line parallel with the South line of said Bock 8, 60 feet, more or less; thence southwesterly on a curve to the right of a 453.34 foot radius along an arc for a distance of 184.6 feet, more or less, parallel to and 25 feet distant from the center line of said tract (the long chord of said arc extending South 38°41 feet West for 313.12 feet); thence North 59°26' West 47.5 feet, more or less, to a point 10 feet distant at right angle from the center line of a spur track now serving this property and the Richardson Company; thence on a curve to the left of a 260 foot radius for a distance of 137 feet, more or less, along an arc parallel to and 10 feet distant from the center line of said spur track (the long chord of this arc extending north 12°28 feet East for a distance of 135.4 feet) to a point 8.51 feet east of the southwest corner of Lot 8, said Block 8; thence North 0°28' East 139.72 feet to the point of beginning.

04-062-0018
An irregular shaped parcel of land being a portion of Lots 8, 9, 12 and 13, and the alley abutting thereto, of Block 8 and Lots 11 through 20, inclusive, of Block 9, all in Central Park Addition of Ogden City survey and of vacated Healey Street, all in the Southwest Quarter Southeast Quarter of Section 32, Township 6 North, Range 1 West of the Salt Lake Meridian in the City of Ogden, Weber County, Utah, being a portion of that certain Parcel No. 4 as described in Warranty Deed dated December 31, 1958, filed for record June 2, 1959, in Book 614 of Records, Page 397 of the Records of said County and State, whereby the Union Pacific Railroad Company acquired certain property in Weber and Davis Counties, Utah, from Bamberger Railroad Company said parcel being more particularly described as follows: Beginning at the Southeast Corner of Lot 20 of Block 9 of said Central Park Addition, which is a Southeast Corner of said deeded parcel No. 4; thence North 0°58 feet East along the East line of said deeded parcel No. 4 and the East line of said Lot 20, and the northerly extension thereof, a distance of 191.4 feet, more or less, to the Southeast corner of that certain parcel of land heretofore conveyed from Union Pacific Railroad Company to United States Plywood Corporation by Quit Claim Deed dated April 9, 1963, filed in said Railroad Company Records as C.D. No.47265, C.E. No. 18213; thence North 89°02 feet West along the Southerly line of said parcel of land conveyed by said deed dated April 9, 1963, a distance of 58.70 feet (60 feet, more or less, per deed), more or less, to the Southwest Corner of said deeded parcel of land and a point in the Northwesterly line of said deeded parcel No. 4; thence along the boundary of said parcel No. 4, the following courses: Southwesterly along a nontangent curve to the right having a radius of 453.34 feet, a long chord that bears South 47°08'35” West a distance of 184.54 feet, through a central angle of 23°29'13” a distance of 185.86 feet , more or less; thence North 59°26' West a distance of 47.5 feet to the beginning of a nontangent curve to the left, having a radius of 260 feet, more or less, and a long chord that bears North 12°28' East a distance of 135.4 feet; thence Northeasterly along said curve, through a central angle of 30°11'09” a distance of 136.97 feet (137 feet per deed), to a point 8.51 feet East of the Southwest Corner of Lot 8 of said Block 8; thence North 0°28' East a distance of 60.47 feet; thence North 89°02' West 17.20 feet; thence South 0°28' West a distance of 45.33 feet;

thence South 3°17' West a distance of 15 feet, more or less, to the North line of vacated Healey Street; thence North 89°02' West along said vacated Street line a distance of 29.68 feet, more or less, to the West boundary line of Central Park Addition; thence South 1°20' West along the Boundary line between said Central Park Addition and Central Park Annex and along a westerly line of said deeded parcel No. 4 and the southerly extension thereof, a distance of 219.75 feet, more or less, to the Southwest corner of Lot 11 of said Block 9; thence South 89°02' East along the North line of a 20 foot alley in said Block 9, a distance of 115.47 feet, more or less, to the southwest corner of lot 16 of said Block 9 and a Southeast Corner of said deeded parcel No. 4; thence continuing South 89°02' East along said North line of a 20 foot alley in said Block 9 and along a southerly line of said deeded parcel No. 4, a distance of 139.5 feet to the true point of beginning.

04-062-0019
Part of Block 8 of Central Park Addition described as follows: Beginning at the Southwest Corner of Lot 10 of said Block 8 and running thence North 1°20'00” East 60.4 feet along the West line of Central Park Addition; thence South 89°36'42” East 29.51 feet; thence South 0°28'00” West 45.32 feet; thence South 3°17'00” West 15.03 feet; thence North 89°02'00” West 29.68 feet to the point of beginning.

All containing 1.96 acres

Columbia Substation
Lands located in Freemont County, State of Wyoming

Description of a 1.65 acre parcel of land located within the SE ¼ (Lots 7 and 8), of Section 34, of Township 30 North, Range 100 West, 6TH Principal Meridian, Freemont County, State of Wyoming.

Said 1.65 acre parcel being more particularly described as follows:

Commencing at a point, said point being Northeast Corner of said Section 34, and using the West line of the SW ¼ of said Section 34 as the basis of bearings hereon, said bearing being N 00°36'57” W;
Thence S 29°03'18” W, a distance of 2257.65 feet to the point of beginning,
Corner Number 1;
Thence S 40°54'40” E a distance of 300.00 feet to Corner Number 2;
Thence S 49°05'20” W, a distance of 240.00 feet to Corner Number 3;
Thence N 40°54'40” W, a distance of 300.00 feet to Corner Number 4;
Thence N 49°05'20” E, a distance of 240.00 feet to the point of beginning.

Containing 72000 square feet or 1.65 acres of land, more or less.

SUBJECT TO: a 30 foot wide Northern Mountain Gas Company easement located within the SE 1/4 (Lots 7 and 8), of Section 34 of Township 30 North, Range 100 West, 6th Principal Meridian, Fremont County, Wyoming. Said easement is recorded in Document Number 0595744 with the Fremont County Clerk and Recorder's Office. Said NORTHERN MOUNTAIN GAS COMPANY EASEMENT being more particularly described as that portion of a 30 foot wide easement that lies within said parcel described hereon and being 15 feet on each side of the following described centerline:

Beginning at a Point, said point being the intersection of said Northern Mountain Gas Company easement centerline with the southwesterly line of said 1.65 acre parcel described hereon, which bears N 40°54'40" W, a distance of 79.08 feet from Corner Number 3 of said parcel;
Thence, N 66°57' E, a distance of 9.66 feet to a point;
Thence, N 47°38' E, a distance of 231.00 feet to a point;
Thence N 34°44' W, a distance of 82.00 feet to a point which is the termination of this easement and which bears N 44°39'29" W, a distance of 136.78 feet to Corner Number 1 of said parcel;

The sidelines of said easement to be shortened or lengthened to begin and end on the boundary of said 1.65 acre parcel described hereon.

CONTAINING: 322.66 lineal feet, more or less.

TOGETHER WITH: a 60 foot wide Road and Utility easement located within the S 1/2 NE 1/4 and the N 1/2, SE 1/4 (Lots 7, 8, 9, &10), of Section 34 of Township 30 North, Range 100 West, 6th Principal Meridian, Fremont County, Wyoming. The southerly part of said easement being a portion of Crest Road and Utility Easement which was recorded October 18, 2000 in Document #1214779 and April 3, 2002 in Document #1229236 in Plat Cabinet 5, Page 166.

Said Road Easement being more particularly described as a 60 foot wide easement being 30 feet each side of the following described centerline:

Beginning at a Point, said point being the intersection of said CREST ROAD EASEMENT centerline and the northwesterly line of a 35.21 acre parcel conveyed by document Number 2008-1300702 in the Office of Clerk and Recorder, Freemont County, Wyoming. Said point also bearing S 18°01'32” W a distance of 3513.47 feet from the northeast Comer of said Section 34;

Thence, N 41°55'16" W, 281.06 feet to the beginning of a tangent curve to the right;
Thence, along said curve to the right with a radius of 400.00 feet, a tangent length of 417.74 feet, a central angle of 92°29'09", the chord of which bears N 04°19'19" E for a distance of 577.82 feet, along the arc of said curve for a distance of 645.67 feet to a point;
Thence, N 50°33'53 E, 46.79 feet to a point;
Thence N 19°37'56” E 168.28 feet to a point;
Thence, N 49°05'20" E 50.00 feet to a point which is the termination of this easement at the southwesterly line of said 1.65 acre parcel described hereon and which bears N 40°54'40" W a distance of 30.00 feet from Comer Number 3 of the said 10.00 acre parcel.

The sidelines of said easement to be shortened or lengthened to begin on said 35.21 acre parcel and end on said 1.65 acre parcel described hereon.

CONTAINING: 1191.80 lineal feet, more or less.

Midwest Substation
Lands located in Natrona County, State of Wyoming

A tract of land situate in the northeast quarter of the southeast quarter (NE ¼SE ¼) of Section 9, Township 40 North, Range 79 West of the 6TH Principal Meridian, Natrona County, Wyoming, more particularly described as follows to wit:

Beginning at a ¾ inch iron pipe at the east quarter corner of said Section 9 and running thence S 00°59'26” E 199.99 feet along the section line of said Section 9; thence S 89°21'18” W 397.66 feet; thence N 01°11'18” W 200.00 feet to a ¾ inch iron pipe; thence N 89°21'18” E 398.65 feet to the point of beginning, containing 79,658 square feet or 1.829 acres.

Atlantic City Substation
Lands located in Freemont County, State of Wyoming

Description of a 10.00 acre parcel of land located within the SE ¼ (Lots 9, 10, 15 and 16), of Section 34, Township 30 North, Range 100 West, 6TH Principal Meridian, Freemont County, State of Wyoming. Said 10.00 acre parcel also being the westerly portion of a 35.21 acre parcel conveyed by Document Number 2008-1300702.

The exceptions described in Document Number 2008-1300702 as a 60 foot wide Electric Power High Voltage Transmission Line easement and an Electric Power Sub-Station tract easement to be conveyed with this 10.00 acre parcel.

Said 10.00 acre parcel being more fully described as follows:

Commencing at a point, said point being the Southeast Corner of Said Section 34, and using the West line of the SW ¼ of Section 34 as the basis of bearings hereon, said bearing being N 00°36'57” W.
Thence N 68°16'49” W, a distance of 2084.47 feet to the point of beginning, Corner Number 1, monumented with a 1.5 inch aluminum cap on a 5/8 inch x 24 inch rebar.
Thence along the westerly line of said 10.00 acre parcel, N 23°07'25” W a distance of 720.79 feet to Corner Number 2, monumented with a 1.5 inch aluminum cap on a 5/8 inch x 24 inch rebar;
Thence along the northwesterly line of said 10.00 acre parcel, N 60°47'27” E a distance of 299.75 feet to Corner Number 3, monumented with a 1.5 inch aluminum cap on a 5/8 inch x 24 inch rebar;
Thence along the northwesterly line of said 10.00 acre parcel N 39°04'49” E a distance of 204.50 feet to Corner Number 4;
Thence S 19°36'53” E, for a distance of 426.36 feet to Corner Number 5;
Thence N 85°52'53” E for a distance of 339.04 feet to Corner Number 6 on the westerly Right-of-Way of Crest Road & Utility Easement as recorded in Document Number 214779 in Freemont County Clerk and Recorder's Office;
Thence southerly along said Right-of-Way and along a non-tangent curve, concave easterly with a radius of 530.00 feet, a central angle of 06°46'48”, the chord of which bears S 01°10'00” E for a distance of 319.93 feet, along the arc of said curve for a distance of 325.00 feet to Corner Number 7 on the northerly line of a 40' easement;
Thence along said northerly easement line S 65°32'27” W a distance of 653.98 feet to the point of beginning.

CONTAINING: 435618 square feet or 10.00 acres of land, more or less.

TOGETHER WITH: a 60 foot wide Crest Road and Utility easement located within the SE 1/4 (Lots 9, 15 & 16), of Section 34 of Township 30 North, Range 100 West, 6th Principal Meridian, Fremont County, Wyoming. Said easement was recorded October 18, 2000 in Document #1214779 and April 3, 2002 in Document #1229236 in Plat Cabinet 5, Page 166.

Said Crest Road Easement being more particularly described as a 60 foot wide easement being 30 feet each side of the following described centerline:

Beginning at a Point, said point being the intersection of said CREST ROAD EASEMENT centerline and the north Right-of-Way line of Wyoming State Highway 28, which bears N 68°54'00" E a distance of 682.67 feet from Comer Number 1 of the 10.00 acre parcel described hereon;

Thence, along a curve to the right with a radius of 500.00 feet, a tangent length of 302.39 feet, a central angle of 62°19'47", the chord of which bears N 08°10'50" W for a distance of 517.50 feet, along the arc of said curve for a distance of 543.93 feet to a point;
Thence, N 39°20'44" E, 235.78 feet to a point;
Thence, along a tangent curve to the left with a radius of 175.00 feet, a tangent length of 62.97 feet, a central angle of 39°34'53", the chord of which bears N 19°33'17" E for a distance of 118.50 feet, along the arc of said curve for a distance of 120.89 feet to a point;
Thence, N 00°14'09" W, a distance of 109.58 feet to a point;
Thence, along a tangent curve to the left with a radius of 650.00 feet, a tangent length of 247.47 feet, a central angle of 41°41 '07", the chord of which bears N 21 °04'42" W for a distance of 462.54 feet, along the arc of said curve for a distance of 472.90 feet to a point;
Thence, N 41 °55'16" W, 92.44 feet to a point which is the termination of this easement at the northerly line of said 35.21 acre parcel described hereon and which bears N 39°04'49" E a distance of 894.09 feet from Comer Number 4 of the 10.00 acre parcel described hereon and bears N 18°01 '32" E a distance of 3513.47 feet to the Northeast Corner of said Section 34.

The sidelines of said easement to be shortened or lengthened to begin on said northerly Highway 28 Right-of-Way and end on the northerly boundary of said 35.21 acre parcel described hereon.

CONTAINING: 1575.53 lineal feet, more or less.

AND FURTHER TOGETHER WITH: a 40 foot Road and Utility easement located within the S 1/2, SE 1/4 (Lots 15 & 16), of Section 34 of Township 30 North, Range 100 West, 6th Principal Meridian, Fremont County, Wyoming. Said 40 foot Road and Utility easement being more fully described as follows:

Beginning at a Point, said point being the Northwest comer of this 40 foot Road and Utility easement, which is common to Comer Number 1, of said 10.00 acre parcel described hereon;
Thence, N 65°32'27" E, a distance of 653.98 feet to a point, which is common to Corner Number 7 of the parcel described hereon;
Thence, S 24°27'33" E, a distance of 40.00 feet to a point on the northerly Right-of-Way line of State Highway No.28;
Thence, S 65°32'27" W, along said northerly Right-of-Way line a distance of 653.98 feet to a point;
Thence, N 24°27'33" W, a distance of 40.00 feet to the Point of Beginning.

CONTAINING: 26159 square feet or 0.60 acres of land, more or less.

SUBJECT TO: a 30 foot wide Northern Mountain Gas Company easement located within the SE 1/4 (Lots 9, 10, 15 and 16), of Section 34 of Township 30 North, Range 100 West, 6th Principal Meridian, Fremont County, Wyoming. Said easement is recorded in Document Number 0595744 with the Fremont County Clerk and Recorder's Office. Said NORTHERN MOUTAIN GAS COMPANY EASEMENT being more particularly described as a 30 foot wide easement that lies within said parcel described hereon and being 15 feet on each side of the following described centerline:

Beginning at a Point, said point being the intersection of said Northern Mountain Gas Company easement centerline with the southern line of said parcel described hereon, which bears N 65°32'27" E, a distance of 628.56 feet from Corner Number 1 of said parcel described hereon;
Thence, N 19°37'02" W, a distance of 91.96 feet to a point;

Thence, N 04°58'58" E, a distance of 242.77 feet to a point which is the termination of this easement at the northeasterly line of the 10.00 acre parcel described hereon, and which bears N 85°52'53" E, a distance of 26.28 feet to Corner Number 6 of said parcel described hereon.;

The sidelines of said easement to be shortened or lengthened to begin and end on the boundary of said 10.00 acre parcel.

CONTAINING: 334.73 lineal feet, more or less.

FURTHER SUBJECT TO: a 15 foot wide Mountain States Telephone & Telegraph Company easement located within the SW l/4,SE l/4 (Lot 15), of Section 34 of Township 30 North, Range 100 West, 6th Principal Meridian, Fremont County, Wyoming. Said easement is recorded in Document Number 0889420 with the Fremont County Clerk and Recorder's Office. Said MOUNTIAN STATES TELEPHONE & TELEGRAPH EASEMENT being more particularly described as a 15 foot wide easement that lies within said parcel described hereon and being 7.50 feet on each side of the following described centerline:

Beginning at a Point, said point being the intersection of said Mountain States Telephone & Telegraph Company easement centerline with the southern line of the parcel described hereon, which bears N 65°32'27" E a distance of 516.89 feet from Comer Number 1 of the parcel described hereon;
Thence, N 27°25'00” W, a distance of 72.72 feet to a point;
Thence N 07°24'00" W, a distance of 40.94 feet to a point which is the termination of this easement and which bears S 53°31'36" W a distance of 536.90 feet to Corner Number 1 of said parcel described hereon.

The sidelines of said easement to be shortened or lengthened to begin and end on the boundary of said 10.00 acre parcel.

CONTAINING: 113.66 lineal feet, more or less.

AND FURTHER SUBJECT TO: a 10 foot wide PacifiCorp easement located within the SW 1I4, SE 1/4 (Lot 15), of Section 34 of Township 30 North, Range 100 West, 6th Principal Meridian, Fremont County, Wyoming and lying within said 10.00 acre parcel described hereon. Said easement is recorded in Document Number 2008-1307538 with the Fremont County Clerk and Recorder's Office. Said PACIFICORP EASEMENT being more particularly described as 10 foot wide utility easement that lies within said parcel described hereon and being 5.00 feet on each side of the following described centerline:

Beginning at Point I, which is an existing power pole and which location bears N 33°19'08" E, a distance of 1472.25 feet from the South 1/4 Corner of said Section 34, thence proceed:

N 65°54'45" E, a distance of 38.97 feet to point 2, which is the position of a proposed power pole, thence
S 63°51'14" E, a distance of 99.12 feet to point 3, thence
S 74°58'32" E, a distance of 64.83 feet to point 4, thence
S 68°37'30" E, a distance of 134.27 feet to point 5, thence
S 49°30'24" E, a distance of 166.54 feet to a point on the southerly line of said parcel described hereon and the end of the described easement, which point bears S 65°32'27" W a distance of 576.31 feet to Corner Number 1 of said parcel described hereon.

The sidelines of said easement to be shortened or lengthened to end on the southerly boundary of said 10.00 acre parcel.

CONTAINING: 564.74 lineal feet, more or less.

South Park Substation
Lands located in Salt Lake County, State of Utah

A parcel of land situate within Parcel “B” of the South Valley Water Reclamation Facility, located in the South West Quarter of Section 26, Township 2 South, Range 1 West, Salt Lake Base and Meridian, more particularly described as follows:

Beginning at a point along the East side of a Rocky Mountain Power corridor, which is S 0°14'56” W 754.88 feet along the section line, and East 2105.93 feet from the West ¼ corner of Section 26,; thence N 03°50'57” E 60.70 feet along the East side of Rocky Mountain Power's corridor; thence N 28°14'57” E 104.72 feet; thence S 61°45'03” E 114.69 feet more or less to the West side of the UTA & D&RGW Rail Road Right of Way; thence along said Right of Way 160.14 feet along a curve to the left with a radius of 1483.76 feet (chord bears S 26°40'38” W 160.06 feet); thence N 61°45'03” W 94.01 feet to the East side of said corridor and the point of beginning.

Containing 0.408 acres.

Foote Creek Substation
Lands located in Carbon County, State of Wyoming

A parcel of land located in the NW 1/4 of Section 5, Township 19 North, Range 78 West of the 6TH P.M., Carbon County, Wyoming and being more particularly described as follows:

Beginning at the eastern most property corner of the tract of land leased by PacifiCorp and recorded in the Office of the County Clerk of Carbon County in Book 971, Page 269, which lies S 41°13'00” W for a distance of 1,621.73 feet from the N ¼ corner of said Section 5;
Thence S 43°24'45” W for a distance of 400.00 feet;
Thence N 46°35'15” W for a distance of 570.00 feet;
Thence N 43°24'45” E for a distance of 450.00 feet;
Thence S 46°35'15” E for a distance of 522.70 feet;
Thence S 00°00'00” E for a distance of 68.83 feet to the point of beginning.

Containing 5.861 acres

Basis of bearing for said parcel is S 88°37'23” W from the N ¼ corner of said Section 5.

Hereby releasing and waiving all rights under and by virtue of the homestead exemption laws of the State of Wyoming.

Reserving unto Grantor air rights subject to the condition that the exercise of such rights will not interfere with Buyer's use of the property.

Reserving unto Grantor mineral rights subject to the condition that the exercise of such rights will not interfere with Buyer's use of the property.

Mountain Green Substation
Lands located in Morgan County, State of Utah.

Parcel 1:
Commercial Unit C, of the Coventry Cove Subdivision, a Planned Unit Development, Amended, and Amendment of Coventry Cove Subdivision, a Planned Unit Development, according to the official plat thereof in the office of the Morgan County Recorder on January 26, 2007 as Entry No. 106180, Book 212, Page 364.

Parcel 2:
Commercial Unit D, of the Coventry Cove Subdivision, a Planned Unit Development, Amended, and Amendment of Coventry Cove Subdivision, a Planned Unit Development, according to the official plat thereof in the office of the Morgan County Recorder on January 26, 2007 as Entry No. 106180, Book 212, Page 364.

Parowan Substation
Additional Lands located in Iron County, State of Utah.

A parcel of land located in Sectional Lot 1 of Section 31, Township 33 South, Range 9 West, Salt lake Base and Meridian. The boundary of said parcel is described as follows:

Beginning at a point that is located North 0° 05' 41” West 1319.49 feet along the section line and North 89° 16' 42” West 658.95 feet along the South line of sectional Lot 1 from the Southeast corner of Section 31, Township 33 South, Range 9 West, Salt Lake Base and Meridian; running thence North 89° 16' 42” West 250.60 feet along said lot line to the Easterly right of way line of an existing power line; thence North 32° 30' 53” East 465.45 feet along said Easterly right of way line; thence South 00° 03' 28” East 395.64 feet to the point of beginning.

Populus - Ben Lomond Transmission Project
Lands located in Box Elder County, State of Utah.

Lot 1, Bear River Health Department Subdivision, according to the official plat thereof on file and of record in the Box Elder County Recorder's office.

Windy Ridge Substation
Lands located in Washington County, State of Utah

PARCEL 1:

Beginning at a point which lies South 89° 50' 41" West 1,114.53 feet along the Section line and North 00° 09' 19" West 58.50 feet from the Southeast Corner of Section 27, Township 41 South, Range 13 West, Salt Lake Base and Meridian and running thence South 89° 50' 41" West 120.00 feet; thence North 00° 09' 19" West 90.00 feet; thence North 89° 50' 41" East 120.00 feet; thence South 00° 09' 19" East 90.00 feet to the Point of Beginning.

PARCEL 2:

An Ingress/Egress and Utility Easement as created by Warranty Deed recorded June 26, 2009, as Entry No. 20090024860 and re-recorded September 18, 2009 as Entry No. 20090036309, Official Washington County Records, over and across the following described parcel:

Beginning at a point which lies South 89° 0' 41" West 1,114.53 feet along the Section line and North 00° 09' 19" West 58.50 feet from the Southeast Corner of Section 27, Township 41 South, Range 13 West, Salt Lake Base and Meridian and running thence South 00° 09' 19" East 16.00 feet to a point on the Northerly Right-of-Way line of 600 North Street, an 80.00 foot wide public street; thence along said Northerly Right-of-Way line South 89° 50' 41" West 120.00 feet; thence leaving said Northerly Right-of-Way line North 00° 09' 19" West 16.00 feet; thence North 89° 50' 41" East 120.00 feet to the Point of Beginning.

Gateway West Transmission Project
Lands located in Bannock County, State of Idaho.

A PARCEL OF LAND BEING PART OF THE EAST HALF OF THE NORTHWEST QUARTER Of SECTION 32, TOWNSHIP 11 SOUTH, RANGE 37 EAST, BOISE MERIDIAN, BANNOCK COUNTY, IDAHO. THE BOUNDARIES OF SAID PARCEL ARE DESCRIBED AS FOLLOWS, TO WIT:

BEGINNING ON THE SOUTH R.O.W. LINE OF HIGHWAY 40 AT A POINT 71.47 FEET SOUTH 00°08'48" WEST ALONG THE QUARTER SECTION LINE, FROM THE NORTH QUARTER CORNER Of SAID SECTION 32 AND RUNNING THENCE SOUTH 00°08'48" WEST 1615.17 FEET ALONG SAID QUARTER SECTION LINE; THENCE NORTH 89°31'30" WEST 1328.64 FEET TO THE WEST LINE OF THE EAST HALF Of THE NORTHWEST QUARTER OF SAID SECTION 32; THENCE NORTH 00°17'47" EAST 1608.5S FEET ALONG SAID WEST LINE TO THE SOUTH R.O.W. LINE OF HIGHWAY 40; THENCE ALONG SAID R.O.W. THE FOLLOWING (4) COURSES;
(1) SOUTH 89°34'21" EAST 249.88 FEET; (2) NORTH 89°57'33" EAST 447.59 FEET; (3) SOUTH 84°28'17" EAST 100.46 FEET; (4) NORTH 89°15'20" EAST 526.99 FEET TO THE POINT OF BEGINNING.

Populus - Ben Lomond Transmission Project
Lands located in Box Elder County, State of Utah.

A TRACT OF LAND IN THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 10, TOWNSHIP 11 NORTH, RANGE 3 WEST, SALT LAKE BASE AND MERIDIAN:

BEGINNING AT A SOUTHWEST CORNER OF A TRACT OF LAND WHICH IS THE INTERSECTION OF EASTERLY RIGHT OF WAY LINE OF AN EXISTING COUNTY ROAD KNOWN AS 6800 WEST STREET (ALSO KNOWN AS IOWA STRING ROAD) AND THE NORTHERLY RIGHT OF WAY AND NO-ACCESS LINE OF SOUTH BOUND LANES OF FREEWAY INTERSTATE 15 WITH INTERSTATE 84 KNOWN AS A LINE OF SAID INTERSTATE 15 SAID POINT OF BEGINNING IS ALSO 348.36 FEET NORTH 00°56' 17" WEST ALONG WEST LINE OF SECTION 10 AND 33.00 FEET NORTH 89°03'43" EAST FROM SOUTHWEST CORNER OF SAlD SECTION 10 AS MONUMENTED BY BOX ELDER COUNTY, NORTH 0°56' 17" WEST 258.09 FEET ALONG SAID EASTERLY RIGHT OF WAY LINE TO SOUTHWESTERLY RIGHT OF WAY AND NO-ACCESS LINE OF SAID INTERSTATE 84, SOUTH 57°01'24" EAST 542.51 FEET ALONG SAID SOUTHWESTERLY RIGHT OF WAY AND NO-ACCESS LINE TO EASTERLY CORNER OF SAID TRACT, NORTH 85°16'46" WEST 452.41 FEET ALONG SAID NORTHERLY RIGHT OF WAY AND NO-ACCESS LINE TO POINT OF BEGINNING. GRANTED WITHOUT ACCESS TO OR FROM ADJOINING FREEWAYS OVER AND ACROSS THE NORTHEASTERLY AND SOUTHERLY BOUNDARY LINES OF TRACT.

Populus - Ben Lomond Transmission Project

Lands located in Box Elder County, State of Utah.

BEGINNING AT A POINT 52 RODS EAST OF THE NORTHWEST CORNER OF SECTION 18, TOWNSHIP 9 NORTH, RANGE 1 WEST, SALT LAKE MERIDIAN; EAST 78 RODS, 9 ½ FEET; SOUTH 36 RODS; WEST 78 RODS 8 ½ FEET; NORTH 36 RODS TO POINT OF BEGINNING, BEGINNING 52 RODS EAST OF THE NORTHWEST CORNER OF SECTION, EAST 220 FEET, SOUTH 594 FEET, WEST 220 FEET NORTH 594 FEET TO BEGINNING,

LESS:    ROCKY RIDGE SUBDIVISION.
LESS:    BEGINNING AT A POINT LOCATED SOUTH 89°15'34" EAST 1283.68 FEET ALONG THE NORTH LINE FROM THE NORTHWEST CORNER OF SECTION 18, TO SAID POINT OF BEGINNING, ALSO LOCATED ON THE EAST RIGHT OF WAY LINE OF HIGHLAND BLVD, THENCE SOUTH 89°15'34" EAST 55.22 FEET ALONG SAID NORTH LINE OF SAID SECTION 18; THENCE SOUTH 60°57'30" WEST 47.93 FEET TO THE EAST RIGHT OF WAY LINE OF HIGHLAND BLVD; THENCE NORTH 29°02'30" WEST 27.43 FEET ALONG SAID RIGHT OF
WAY LINE TO POINT OF BEGINNING, LOCATED ON THE NORTH LINE OF SAID SECTION 18, LESS:    BEGINNING AT A POINT LOCATED EAST 963.80 FEET AND SOUTH 611.20 FEET AND SOUTH 89°09'30" EAST 589.04 FEET FROM THE NORTHWEST CORNER OF SECTION 18, POINT OF BEGINNING BEING THE NORTHWEST CORNER OF SECTION 18, POINT OF BEGINNING BEING THE NORTHWEST CORNER OF LOT I, BLOCK 15, SUNSET HEIGHTS
ADDITION #2, NORTH 22°30'00” WEST 13.0 FEET ALONG EASTERLY RIGHT OF WAY LINE OF HIGHLAND BLVD, NORTH 83°32'27" EAST 130.05 FEET, SOUTH 22°30'00" EAST 31.0 FEET TO THE NORTHEAST CORNER OF SAID LOT I, NORTH 89°09'30" WEST 136.13 FEET TO BEGINNING.

LESS:    BEGINNING AT A POINT 40.57 FEET SOUTH AND 1296.88 FEET EAST OF THE NORTHWEST CORNER OF SAID SECTION, NORTH 60° 57'30” EAST ALONG THE SOUTH LINE OF LOT 6 OF SKYLINE TERRACE PLAT 4, 47.92 FEET, SOUTH 89°15'34” EAST ALONG THE NORTH LINE OF SAID SECTION, 431.49 FEET, SOUTH 39°02'32" EAST 409.88 FEET, SOUTH 15°56'13" EAST 291.84 FEET, WEST 419.67 FEET, NORTH 22°30'00" WEST 31.00 FEET, SOUTH
83°32'27" WEST 130.05 FEET, NORTH 22°30'00" WEST 439.54 FEET TO A POINT OF CURVATURE, THE FOLLOWING SAID CURVE TO THE LEFT WITH A RADIUS OF 913.80 FEET AND A DELTA ANGLE OF 6°32'30" FOR A DISTANCE OF 104.33 FEET, NORTH 29°02'30" WEST 76.96 FEET TO BEGINNING.

LESS:    BEGINNING AT THE NORTHWEST CORNER OF LOT 7, GLENWOOD SPRINGS SUBDIVISION PLAT 2, AT A POINT 18.40 FEET SOUTH AND 1423.17 FEET EAST FROM THE NORTHWEST CORNER OF SECTION 18, TOWNSHIP 9 NORTH, RANGE 1 WEST, SALT LAKE MERIDIAN, SOUTH 89°15'34" EAST 144.76 FEET TO THE NORTHEAST CORNER OF SAID LOT 7, NORTH 2°18'18" WEST 121.46 FEET, SOUTH 60° 57'30” WEST 179.15 FEET TO THE NORTHEAST CORNER OF LOT 6, GLENWOOD SPRINGS SUBDIVISION PLAT I, SOUTH
23°49'34" EAST 42.10 FEET TO THE POINT OF BEGINNING.

Bingham Substation
Lands, located Salt Lake County, State of Utah

A tract of land being all of the remainder of an entire tract of property, situate in the SE ¼ NW ¼ of Section 21, T.3S., R.1W, S.L.B.&M. The boundaries of said tract of land are described as follows:

Beginning in the northerly right of way line of 11400 South Street at a point 290.00 feet N.89°57'38"W along the quarter section line and 69.84 feet N.0001'27"W from the Center of said Section 21; and running thence S.89°57'58"W. 300.00 feet along said northerly right of way line; thence N.00°01'27"W 286.55 feet; thence S.89°57'38"E. 269.00 feet; thence S.38°34'42"E. 49.74 feet; thence S.00°01'27"E. 247.30 feet to the point of beginning.

The above described tract of land contains 85,305 square feet in area or 1.958 acres, more or less. (Note: Rotate above bearings 0°14'42" clockwise to equal highway bearings.)

Reserving there from unto grantor its successors and or assigns, a perpetual easement for the purpose of constructing, repairing and replacing thereon, cut and/or fill slopes, a wall, a fence, a drainage pipe culvert, irrigation facility, and appurtenant parts thereof, hereinafter called FACILITIES, incident to the widening and/or construction of 11400 South Street known as Project No. SP-15-7(156)293. The boundaries of said perpetual easement are described as follows:

Beginning at a point 290.00 feet N.89°57'38"W. along the quarter section line and
69.84 feet N.00001'27"W. from the Center of said Section 21, which point is 54.30 feet radially distant northerly from the design line of said project opposite approximate engineer station 121+74.26, and running thence S.89°57'58"W. 300.00 feet along the new northerly right of way line off 11400 South Street as defined by said project to a point in the westerly boundary line of said entire tract, which point is 54.00 feet perpendicularly distant northerly from said design line opposite approximate engineer station 118+74.73; thence N.00001'27"W. 10.00 feet along said westerly boundary line; thence N.89°57'58"E. 300.00 feet to the easterly boundary line of said entire tract; thence S.Ooo01 '27"E. 10.00 feet along said easterly boundary line to the point of beginning.

The above described part of an entire tract contains 3,000 square feet in area or
0.069 acres. (Note: Rotate above bearings 0°14'42" clockwise to equal highway bearings.)

Snyderville Substation Future Expansion
Lands, located in Summit County, State of Utah

LOT 4, OF THE KIMBALL JUNCTION SUBDIVISION, ACCORDING TO
THE OFFICIAL PLAT THEREOF ON FILE AND OF RECORD IN THE
SUMMIT COUNTY RECORDER'S OFFICE AS ENTRY NUMBER 00861937,
RECORDED ON DECEMBER 31, 2008.

TOGETHER with all easements, rights and hereditaments appurtenant thereto and all improvements located thereon; SUBJECT TO taxes and assessments and all matters of record or enforceable in law or equity; and

RESERVING specifically unto Grantor all water and water rights, including shares of stock in water companies, minerals, coal, carbons, hydrocarbons, oil, gas, chemical elements and compounds, whether in solid, liquid or gaseous form, and all steam and other forms of thermal energy, on, in, or under the above-described land, provided that Grantor does not reserve the right to use the subject property or extract minerals or other substances from the subject property above a depth of 500 feet, nor does Grantor reserve the right to use the surface of the subject property in connection with the rights reserved herein. Grantor's use of rights reserved shall not interfere with Grantee's operation and use of Property.

Altaview Substation
Lands, located in Salt Lake County, State of Utah

A parcel of land being all of an entire tract of property located in the Southeast Quarter of
Section 5, Township 3 South, Range 1 East, Salt Lake Base & Meridian. The boundary of said entire tract is described as follows:

Beginning at the southeasterly comer of said entire tract at a point in the northerly right of way line of9400 South Street, which point is 1110.28 feet N. 89°06'40" W. along the section line and N. 0°53 '20" E. 56.22 feet from the Southeast comer of said Section 5 as delineated by a street monument at the intersection of 9400 South and 1300 East Streets; thence westerly along the northerly right of way line of said 9400 South Street the following three (3) courses: 1) N. 88°01 '00" W. 112.11 feet; 2) N 74°52'28" W. 39.205 feet; 3) N. 89°06'40" W. 60.00 feet to the southwesterly comer of said entire tract; thence N. 0°27'56" E. 115.00 feet along the westerly boundary line to the northwesterly comer of said entire tract; thence S. 89°06'40" E. 210.00 feet along the northerly boundary line to the northeasterly comer of said entire tract; thence S. 0°27'56" W. 126.78 feet along the easterly boundary line of said entire tract to the point of beginning.

Nibley Substation Expansion
Lands, located in Cache County, State of Utah

A parcel of land situate in the Southwest Quarter of Section 23, and the Northwest
Quarter of Section 26, all in Township 11 North, Range 1 East, Salt Lake Base and
Meridian, Cache County, Utah. The boundaries of said parcel are described as follows, to wit:

Beginning at a point on the Utah State Division of Wildlife Resources' Deer Fence, said fence line being the easterly line of the Grantors Land, which is 308.78 feet South
89°30'00" West, more or less, along the section line from the North Quarter comer of said Section 26 and running thence South 17°35'29" West 860.44 feet along said Deer
Fence; thence North 58°45'28" West 424.90 feet to fence line and the Westerly right of way line of Canyon Road; thence along said fence and right of way line the following seven (7) courses: 1.) North 08°51 '54" East 203.88 feet; 2.) North 18°37'27" East 143.25 feet; 3.) North 19°21 '19" East 83.62 feet; 4.) North 11 °41 '23" East 36.13 feet; 5.) North
08°21 '24" East 87.69 feet; 6.) North 07°17'08" East 43.57 feet; 7.) North 34°10'05"
West 16.93 feet to the South line of said Section 23; thence North 89°30'00" East 238.74 feet along said South line to the Southeast comer of Rocky Mountain Power's Millville

Substation property; thence North 00°30'00" West 163.00 feet, more or less, to the
Northeast comer of said Substation property: thence North 89°30'00" East 59.07 feet, more or less, to the Southeast comer of the Millville City property; thence North
06°06°00" West 269.16 feet, more or less, to the Northeast comer of said city property;
thence South 89°30'00" West 330.00, more or less, feet to the northwest comer of said
City property and the centerline of said Canyon Road; thence North 10°18'53" West
27.00 feet, more or less, along said centerline; thence North 88°38'04" East 717.01 feet, more or less, to said Deer Fence and the Northeast corner of the Grantors land; thence
South 17°25'29" West 492.20 feet, more or less, along said Deer Fence to the point of beginning.

Reserving unto the Grantor, until such time as the following described strip of land shall become a dedicated County road, an Easement for the purpose of ingress and egress in favor of the Grantor, their heirs, successors and/or assigns, a strip of land 30.00 feet in width, being 15.00 feet perpendicularly distant each side of the following described centerline, to wit:

Beginning at a point in the Center of a gravel road known as "Millville Canyon Road"
which is 784.71 feet South 89*30'00" West along the section line from the North Quarter
Comer of said Section 26 and running thence along said gravel road the following six (6)
courses; 1) South 07*17'08" West 59.98 feet; 2)South 08*21 '24" West 88.27 feet;
3) South 11 *41 '23" West 37.57 feet; 4) South 19*21 '19" West 84.53 feet; 5) South
18*37'27" West 141.87 feet; 6) South 08*51 '54" West 208.77 feet to the south line of the Grantee's land and terminating.

West Point Substation
Lands, located in Davis County, State of Utah

PART OF THE NORTH HALF OF SECTION 6, TOWNSHIP 4 NORTH, RANGE 2 WEST, SALT LAKE MERIDIAN; BEGINNING AT A POINT SOUTH 8'1'46'33" WEST 983.23 FEET ALONG THE QUARTER SECTION LINE FROM THE EAST QUARTER CORNER OF SAID SECTION 6; THENCE SOUTH 89°46'33" WEST 270.DI FEET; THENCE NORTH 0°15'34" WEST 886.5 I FEET TO AN EXISTING FENCE; THENCE ALONG SAID FENCE NORTH 89°45'26" EAST 270.01 FEET; THENCE SOUTH 0°15'34" EAST 886.60 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH A RIGHT OF WAY, OVER THE FOLLOWING DESCRIBED
PROPERTY: BEGINNING AT THE EAST QUARTER CORNER OF SECTION 6; THENCE SOUTH 89°46'33" WEST 2579.99 FEET TO THE EAST LINE OF 4500 WEST STREET; THENCE ALONG SAID LINE NORTH 0°15'34" WEST 16.5 FEET; THENCE NORTH 89°46'33" EAST 2579.99 FEET; THENCE SOUTH 0°00'29" EAST 16.5 FEET TO THE POINT OF BEGINNING.

Oquirrh to Terminal Transmission Project
Lands, located in the Oquirrh Bluffs Subdivision, Salt Lake County, State of Utah

Lots A and B, The Bluffs at Oquirrh Subdivision No.1
Lot A, The Bluffs at Oquirrh Subdivision NO.2

Oquirrh to Terminal Transmission Project
Lands, located in Salt Lake County, State of Utah

Parcel A
A PART OF THE SOUTHEAST QUARTER OF SECTION 11, TOWNSHIP 1 SOUTH, RANGE 2 WEST OF THE SALT LAKE BASE AND MERIDIAN.

BEGINNING AT THE INTERSECTION OF THE NORTH RIGHT-OF-WAY LINE OF 1300 SOUTH STREET AND THE WEST LINE OF THE U.P.&L. 130 FOOT WIDE RIGHT-OF-WAY FOUND IN BOOK 2371 AT PAGE 20 AS ENTRY NO. 2107655 LOCATED NORTH 89°41'53" WEST (STATE PLANE UTAH CENTRAL GRID BEARING) 1539.11 FEET (±1533' BY RECORD) ALONG THE SOUTH LINE OF SAID SOUTHEAST QUARTERAND NORTH 00°11'34" EAST 33.00 FEET FROM THE SOUTHEAST CORNER OF SAID SECTION, SAID POINT BEING 130.00 FEET NORTH 89°41'53" WEST OF THE SOUTIIWEST CORNER OF LEGACY INDUSTRIAL PARK; RUNNING THENCE NORTH 89°41 '53" WEST 102.59 FEET ALONG SAID NORTH RIGHT-OF-WAY LINE OF 1300 SOUTII TO THE EAST LINE OF THE KERN RIVER GAS TRANSMISSION COMPANY 50 FOOT WIDE EASEMENT FOUND IN BOOK 6317 AT PAGE 1957 AS ENTRY NO. 5068795;

THENCE NORTH 00°28'39" EAST 2024.77 FEET ALONG SAID EAST LINE TO THE SOUTHERLY LINE OF THE U.P.&L. 150 FOOT WIDE RIGHT-OF-WAY FOUND IN BOOK 8-H AT PAGE 237 AS ENTRY NO. 319231; THENCE ALONG SAID U.P.&L. EASEMENT THE FOLLOWING TWO (2) COURSES; (1) SOUTII 28°11'09" EAST (SOUTII 28°25' EAST BY RECORD) 52.84 FEET; (2) NORTH 61 °48'51" EAST (NORTH 61 °35'00" EAST BYRECORD) 76.63 FEET TO WEST LINE OF SAID U.P.&L. RIGHT-OF-WAY BEING A LINE 130.00 FEET WEST OF AND PERPENDICULAR TO THE WEST LINE LOT 6 OF SAID LEGACY INDUSTRIAL PARK; THENCE SOUTII 00°11'34" WEST (SOUTH 00°02'17" EAST BY RECORD) 2014.86 FEET ALONG SAID U.P.&L. RIGHT-OF-WAY LINE AND PARALLEL WITH THE WEST LINE OF SAID LEGACY INDUSTRIAL PARK TO THE POINT OF BEGINNING. CONTAINING 4.478 ACRES.

BASIS OF BEARINGS BEING A LINE THAT BEARS NORTH 13°50'04" WEST BETWEEN U.D.O.T. MONUMENTS NO. 335 AND NO. 320 AS DESCIBED ON THE U.D.O.T. MOUNTAIN VIEW CORRIDOR SURVEY CONTROL SHEET ON FILE AT THE U.D.O.T. REGION 2 HEADQUARTERS AND BASED ON UTAH CENTRAL ZONE, NAD83- U.S. SURVEY FOOT.

Parcel B
APART OF THE SOUTHEAST QUARTER OF SECTION 11, TOWNSHIP 1 SOUTH, RANGE 2 WEST OF THE SALT LAKE BASE AND MERIDIAN.

BEGINNING AT THE INTERSECTION OF THE NORTHERLY LINE OF THE U.P.&L. 150 FOOT WIDE RIGHT-OF-WAY FOUND INBOOK 8-H AT PAGE 237 AS ENTRY NO. 319231 AND THE WEST LINE OF THE U.P.&L. 130 FOOT WIDE RIGHT-OF-WAY FOUND IN BOOK 2371 AT PAGE 20 AS ENTRY NO. 2107655 LOCATED NORTH 89°41'53" WEST (STATE PLANE UTAH CENTRAL GRID BEARING) 1539.11 FEET (±1533' BY RECORD) ALONG THE SOUTII LINE OF SAID SOUTHEAST QUARTER AND NORTH 00°11'34" EAST 2047.86 FEET AND NORTH 03°07'40" EAST 176.04 FEET FROM THE SOUTHEAST CORNER OF SAID SECTION, SAID POINT BEING 147.76 FEET SOUTH 61 °48'51" WEST (SOUTH 61 °35'00· WEST BY RECORD) OF THE SOUTHWEST CORNER LOT 7 OF LEGACY INDUSTRIAL PARK; RUNNING THENCE SOUTII 61 °48'51" WEST (SOUTH 61 °35'00" WEST BY RECORD) 114.79 FEET ALONG SAID NORTHERLY U.P.&L. RIGHT-OF-WAY LINE TO THE EAST LINE OF THE KERN RIVER GAS TRANSMISSION COMPANY 50 FOOT WIDE EASEMENT FOUND IN BOOK 6317 AT PAGE 1957 AS ENTRY NO. 5068795; THENCE NORTH 00°28'39" EAST 915.39 FEET TO AN ANGLE POINT IN SAID KERN RIVER EASEMENT; THENCE CONTINUING NORTH 00°28'39" EAST 495.98 FEET TO THE SOUTHERLY LINE OF THE UNION PACIFIC RAILROAD RIGHT-OF-WAY; THENCE SOUTH 86°43'48" EAST (SOUTII 86°57'39" EAST BY RECORD) 94.17 FEET ALONG SAID SOUTHERLY LINE TO WEST LINE OF SAID U.P.& L. RIGHT-OF-WAY BEING A LINE 130.00 FEET WEST OF AND PERPENDICULAR TO THE WEST LINE LOT 8 OF SAID LEGACY INDUSTRIAL PARK; THENCE SOUTII 00°11'43" WEST (SOUTII 00°02'08" EAST BY RECORD) 1351.74 FEET ALONG SAID WEST LINE AND PARALLEL WITII THE WEST LINE OF SAID LEGACY INDUSTRIAL PARK TO THE POINT OF BEGINNING. CONTAINING 3.091 ACRES.

BASIS OF BEARINGS BEING A LINE THAT BEARS NORTH 13°50'04" WEST BETWEEN U.D.O.T. MONUMENTS NO. 335 AND NO. 320 AS DESCIBED ON THE U.D.O.T. MOUNTAIN VIEW CORRIDOR SURVEY CONTROL SHEET ON FILE AT THE U.D.O.T. REGION 2 HEADQUARTERS AND BASED ON UTAH CENTRAL ZONE, NAD83- U.S. SURVEY FOOT.

Oquirrh to Terminal Transmission Project
Lands, located in Salt Lake County, State of Utah

PARCEL 1:
A PART OF THE SOUTHEAST QUARTER OF SECTION 26, TOWNSHIP 2 SOUTH,
RANGE 2 WEST OF THE SALT LAKE BASE AND MERIDIAN.

BEGINNING AT A POINT ON THE NORTH BOUNDARY LINE OF THE CENTENNIAL LAND LLC & GREENBRIAR LAND LLC, & CAPB PROPERTIES LLC RECORDED AS ENTRY NO. 10518918 IN BOOK 9642 AT PAGE 2702 IN THE OFFICE OF THE SALT LAKE COUNTY RECORDER BEING A POINT ON THE WEST LINE OF THE U.P.&L. 160' WIDE EASEMENT RECORDED AS ENTRY NO. 3683416 IN BOOK 5382 AT PAGE 909 IN THE OFFICE OF THE SALT LAKE COUNTY RECORDER LOCATED SOUTH 89°59'28" WEST (STATE PLANE UTAH CENTRAL GRID BEARING) 1667.88 FEET ALONG THE NORTH LINE OF SAID SOUTHEAST QUARTER FEET FROM THE NORTHEAST CORNER OF SAID SOUTHEAST QUARTER; RUNNING THENCE SOUTH 00°20'05" WEST 928.77 FEET (924 FEET BY RECORD) PARALLEL TO AND ALONG WEST LINE OF SAID U.P.&L. EASEMENT TO THE SOUTH BOUNDARY LINE OF SAID CENTENNIAL LAND LLC & GREENBRIAR LAND LLC, & CAPB PROPERTIES LLC PROPERTY; THENCE NORTH 89°57'06" WEST 79.13 FEET ALONG SAID SOUTH BOUNDARY LINE TO THE SOUTHWEST CORNER OF SAID PROPERTY; THENCE NORTH 00°28'02" WEST 928.71 FEET (WEST 924 FEET BY RECORD) TO THE NORTHWEST CORNER OF SAID PROPERTY; THENCE NORTH 89°59'28" EAST 92.13 FEET ALONG SAID NORTH BOUNDARY LINE TO THE POINT OF BEGINNING.

(Contains 79524 square feet or 1.826 Acres)

PARCEL 2:
A PART OF THE SOUTHEAST QUARTER OF SECTION 26, TOWNSHIP 2 SOUTH,
RANGE 2 WEST OF THE SALT LAKE BASE AND MERIDIAN.

BEGINNING AT A POINT ON THE NORTH BOUNDARY LINE OF THE CENTENNIAL LAND LLC & GREENBRIAR LAND LLC, & CAPB PROPERTIES LLC RECORDED AS ENTRY NO. 10518918 IN BOOK 9642 AT PAGE 2702 IN THE OFFICE OF THE SALT LAKE COUNTY RECORDER BEING A POINT ON THE WEST LINE OF THE U.P.&L. 160' WIDE EASEMENT RECORDED AS ENTRY NO. 3683416 IN BOOK 5382 AT PAGE 909 IN THE OFFICE OF THE SALT LAKE COUNTY RECORDER LOCATED SOUTH 89°59'28" WEST (STATE PLANE UTAH CENTRAL GRID BEARING) 1667.88 FEET ALONG THE NORTH LINE OF SAID SOUTHEAST QUARTER AND SOUTH 00°20'05" WEST 928.77 FEET FROM THE NORTHEAST CORNER OF SAID SOUTHEAST QUARTER; RUNNING THENCE SOUTH 00°20'05" WEST 148.76 FEET (148 FEET BY RECORD) PARALLEL TO AND ALONG WEST LINE OF SAID U.P.&L. EASEMENT TO THE SOUTH BOUNDARY LINE OF SAID CENTENNIAL LAND LLC & GREENBRIAR LAND LLC, & CAPB PROPERTIES LLC PROPERTY; THENCE NORTH 89°56'32" WEST 71.05 FEET ALONG SAID SOUTH BOUNDARY LINE TO THE SOUTHWEST CORNER OF SAID PROPERTY; THENCE NORTH 00°28'02" WEST 148.75 FEET (WEST 148 FEET BY RECORD) TO THE NORTHWEST CORNER OF SAID PROPERTY; THENCE SOUTH 89°57'06" EAST 79.13 FEET ALONG SAID NORTH BOUNDARY LINE TO THE POINT OF BEGINNING.
(Containing 11616 square feet or 0.267 Acres)

PARCEL 3:
A PART OF THE SOUTHEAST QUARTER OF SECTION 26, TOWNSHIP 2 SOUTH,
RANGE 2 WEST OF THE SALT LAKE BASE AND MERIDIAN.

BEGINNING AT A POINT ON THE NORTH BOUNDARY LINE OF THE CENTENNIAL LAND LLC & GREENBRIAR LAND LLC, & CAPB PROPERTIES LLC RECORDED AS ENTRY NO. 10518918 IN BOOK 9642 AT PAGE 2702 IN THE OFFICE OF THE SALT LAKE COUNTY RECORDER BEING A POINT ON THE WEST LINE OF THE U.P.&L. 160' WIDE EASEMENT RECORDED AS ENTRY NO. 3683416 IN BOOK 5382 AT PAGE 909 IN THE OFFICE OF THE SALT LAKE COUNTY RECORDER LOCATED SOUTH 89°59'28" WEST (STATE PLANE UTAH CENTRAL GRID BEARING) 1667.88 FEET ALONG THE NORTH LINE OF SAID SOUTHEAST QUARTER AND SOUTH 00°20'05" WEST 1077.53 FEET FROM THE NORTHEAST CORNER OF SAID SOUTHEAST QUARTER; RUNNING THENCE SOUTH 00°20'05" WEST 148.76 FEET (148 FEET BY RECORD) PARALLEL TO AND ALONG WEST LINE OF SAID U.P.&L. EASEMENT TO THE SOUTH BOUNDARY LINE OF SAID CENTENNIAL LAND LLC & GREENIRIAR LAND LLC, & CAPB PROPERTIES LLC PROPERTY; THENCE NORTH 89°55'59" WEST 74.97 FEET ALONG SAID SOUTH BOUNDARY LINE TO THE SOUTHWEST CORNER OF SAID PROPERTY; THENCE NORTH 00°28'02" WEST 148.75 FEET (WEST 148 FEET BY RECORD) TO THE NORTHWEST CORNER OF SAID PROPERTY; THENCE SOUTH 89°56'32" EAST 77.05 FEET ALONG SAID NORTH BOUNDARY LINE TO THE POINT OF BEGINNING.
(Containing 11307 square feet or 0,260 Acres)

PARCEL 4:
A PART OF THE SOUTHEAST QUARTER OF SECTION 26, TOWNSHIP 2 SOUTH,
RANGE 2 WEST OF THE SALT LAKE BASE AND MERIDIAN.

BEGINNING AT A POINT ON THE NORTH BOUNDARY LINE OF THE CENTENNIAL LAND LLC & GREENBRIAR LAND LLC, & CAPB PROPERTIES LLC RECORDED AS ENTRY NO. 10518918 IN BOOK 9642 AT PAGE 2702 IN THE OFFICE OF THE SALT LAKE COUNTY RECORDER BEING A POINT ON THE WEST LINE OF THE U.P.&L. 160' WIDE EASEMENT RECORDED AS ENTRY NO. 3683416 IN BOOK 5382 AT PAGE 909 IN THE OFFICE OF THE SALT LAKE COUNTY RECORDER LOCATED SOUTH 89°59'28" WEST (STATE PLANE UTAH CENTRAL GRID BEARING) 1667.88 FEET ALONG THE NORTH LINE OF SAID SOUTHEAST QUARTER AND SOUTH 00°20'05" WEST 1226,30 FEET FROM THE NORTHEAST CORNER OF SAID SOUTHEAST QUARTER; RUNNING THENCE SOUTH 00°20'05" WEST 100.52 FEET (100 FEET BY RECORD) PARALLEL TO AND ALONG WEST LINE OF SAID U.P.&L. EASEMENT TO THE SOUTH BOUNDARY LINE OF SAID CENTENNIAL LAND LLC & GREENBRIAR LAND LLC, & CAPB PROPERTIES LLC PROPERTY; THENCE NORTH 89°55'34" WEST 73.56 FEET ALONG SAID SOUTH BOUNDARY LINE TO THE SOUTHWEST CORNER OF SAID PROPERTY; THENCE NORTH 00°28'02" WEST 100.51 FEET (WEST 100 FEET BY RECORD) TO THE NORTHWEST CORNER OF SAID PROPERTY; THENCE SOUTH 89°55'59" EAST 74.97 FEET ALONG SAID NORTH BOUNDARY LINE TO THE POINT OF BEGINNING.
(Containing 7464 square feet or 0.171 Acres)

Tooele Substation Expansion
Lands, located in Tooele County, State of Utah

A portion of the Southeast Quarter of the Northeast Quarter (SE ¼ NE 1/4) of Section 33, Township 3 South, Range 4 West, Salt Lake Base and Meridian, Tooele County, Utah, described as follows: Commencing at the Southeast comer of said SE 1/4 NE 1/4, thence South 89°39'28" West along the south line of said SE 1/4 NE 1/4 for a distance of721.59 feet, thence North 00°33 '33" East for a distance of 113.49 feet to the POINT OF BEGINNING: thence continue North 0~033'33" East for a distance of 486.58 feet; thence South 89°39'17" West for a distance of 96.14 feet; thence North 54°51 '24" East for a distance of 220.00 feet; thence South 35°08'36" East for a distance of 450.00 feet; thence South 54°51 '24" West for a distance of 425.00 feet, more or less, to the point of beginning. Contains: 2.79 acres, more or less.

Mona to Oquirrh-Transmission Project / Clover Substation
Lands, located in Juab County, State of Utah

The East half of the Northwest Quarter of Section 12, Township 12 South, Range 1
West, Salt Lake Meridian.

Mona to Oquirrh-Transmission Project / Clover Substation
Lands, located in Juab County, State of Utah

The Northwest Quarter of the Southwest Quarter of Section 12, Township 12
South, Range 1 West, Salt Lake Meridian.

Mona to Oquirrh-Transmission Project / Clover Substation
Lands, located in Juab County, State of Utah

Parcel 1:
The Northeast Quarter of the Northeast Quarter of Section 11, Township 12 South,
Range 1 West, Salt Lake Base and Meridian.

Parcel 2:
The Northeast Quarter of the Southwest Quarter of Section 12, Township 12 South,
Range 1 West, Salt Lake Base and Meridian. Excepting therefrom any portion lying within a public street.

Parcel 3:
The West half of the Northwest Quarter of Section 12, Township 12 South, Range 1
West, Salt Lake Base and Meridian.

Helper Substation
Additional Lands located in Carbon County, State of Utah.

BEGINNING AT THE NORTHWEST CORNER OF UTAH POWER & LIGHT COMPANY PARCEL 1A-1606, SAID POINT BEING LOCATED N 89°33'39" E 384.86 FEET AND SOUTH 24.57 FEET FROM THE NORTHWEST CORNER OF SECTION 13, TOWNSHIP 13 SOUTH, RANGE 9 EAST, SALT LAKE BASE AND MERIDIAN; RUNNING THENCE S 00°26'21" E 164.60 FEET, N 89°33'39" E 45.00 FEET, AND S 00°26'21" E 110.83 FEET ALONG THE WESTERLY BOUNDARY OF SAID PARCEL 1A-1606 TO THE NORTHEAST CORNER OF UTAH POWER & LIGHT COMPANY PARCEL 2-109-X; THENCE S 89°33'39" W 40.00 FEET ALONG THE NORTH BOUNDARY OF SAID PARCEL; THENCE S 08°47'52" W 35.46 FEET ALONG THE WESTERLY BOUNDARY OF SAID PARCEL; THENCE S 89°33'39" W 24.31 FEET ALONG THE EXTENSION OF THE SOUTH LINE OF SAID PARCEL 1A-1606; THENCE N 00°26'21" W 299.61 FEET; THENCE N 65°25'47" E 24.69 FEET; THENCE N 73°12'46" E 2.57 FEET TO THE POINT OF BEGINNING.
(BASIS OF BEARINGS IS N 89°07'20" E FROM THE WEST QUARTER CORNER OF SAID SECTION 13 TO THE MONUMENT IDENTIFIED AS "HCLM-5" AS SHOWN ON SURVEY CONTROL DIAGRAM FOR THE UTAH DEPARTMENT OF TRANSPORTATION (U.D.O.T.) SIGNED 4/16/98 BY STEVEN R. BAUGH AND FILED AS RECORD OF SURVEY #197, CARBON COUNTY RECORDER'S OFFICE.) CONTAINING 0.29 ACRES.

Populus - Ben Lomond Transmission Project
Lands located in Box Elder County, State of Utah.

A parcel of land situate in the North Half of the Northeast Quarter of Section 23, Township 11 North, Range 3 West, Salt Lake

Base and Meridian, Box Elder County, Utah. The boundaries of said parcel are described as follows, to wit:

Beginning at a point on the south right of way line of 9600 North Street which is 484.71 feet N 88°42'00" E, more or less, along the section line and 33.00 feet S 01°18'00" E, more or less from the North Quarter Corner of said Section 23 and running thence N 88°42'00" E 234.61 feet along said south right of way line to the southwesterly right of way line and N/A line of Interstate 15, said N/A line being the northeasterly right of way line of the Frontage Road to said Interstate 15; thence along said southwesterly right of way line and N/A line the following five (5) courses: 1) S 57°07'46" E 927.32 feet; 2) S 55°03 '09" E 321.63 feet to a point on a 1794.37-foot radius non-tangent curve to the right; 3) southeasterly 216.15 feet along the arc of said curve (chord bears S 51°06'43" E 216.02 feet) to a point on a 670.07-foot radius non-tangent curve to the right; 4) Southeasterly 177.87 feet along the arc of said curve (chord bears S 42°43' 19" E 177.35 feet) to a point on a 982.93 foot radius non-tangent curve to the right; 5) southeasterly 158.58 feet along the arc of said curve (chord bears S 32°56'19" E 158.41 feet) thence departing from said N/A line and southwesterly right of way and running N 56°22'23" W 364.21 feet; thence N 56°22' 53" W 716.01 feet; thence N 57°17'43" W 893.82 feet to the point of beginning.

Containing 5.050 acres

The basis of bearings is Utah State Plane, North Zone, Grid-NAD 1983 Datum.

Populus - Ben Lomond Transmission Project
Lands located in Box Elder County, State of Utah

Parcel 1:

A parcel of land situate in the Northwest Quarter of Section 24, Township 11 North, Range 3 West, Salt Lake Base and Meridian, Box Elder County, Utah. The boundaries of said parcel are describes as follows, to wit:

Beginning at a point on the southerly right of way line of Interstate 15 which is 1830.63 feet S 00°51 '35" E, more or less, along the section line and 447.68 feet N 89°08'25" E, more or less, from the Northwest corner of said Section 24 and running thence the following (4) courses along said southerly and westerly right of way line 1) N 71°18'23" E 36.63 feet; 2) S 78°28'00" E 232.75 feet; 3) S 56°59'34" E 298.89 feet; 4) S 50°34'55" E 41.10 feet; thence departing from said right of way and running S 89°08'25" W 204.20 feet; thence N 56°22'23" W 409.50 feet to the point of beginning.

The basis of bearings is Utah State Plane, North Zone, Grid-NAD 1983 Datum.

Parcel 2:

A parcel of land situate in the Northwest Quarter of Section 24, Township 11 North, Range 3 West, Salt Lake Base and Meridian, Box Elder County, Utah. The boundaries of said parcel are described as follows, to wit:

Beginning at a point which is 2062.50 feet S 00°51'35” E, more or less, along the section line and 785.22 feet N 89°08'25" E, more or less, from the Northwest corner of said Section 24 and running thence N 89°08'25" E 204.20 feet to the southwesterly right of way line on Interstate 15; thence S 49°54'40" E 626.14 feet along said right of way; thence S 40°48'01" E 233.79 feet continuing along said right of way to the south line of said Northwest Quarter; thence S 89°08'25" W 170.56 feet along said south line; thence N 47°34'44” W 746.87 feet; thence N 56°22'23" W 137.01 feet to the point of beginning.

Containing 3.61 acres

The basis of bearings is Utah State Plane, North Zone, Grid-NAD 1983 Datum.

POPULUS - BEN LOMOND Transmission project
LANDS LOCATED IN BOX ELDER COUNTY, STATE OF UTAH

A PARCEL OF LAND SITUATE IN THE SOUTH HALF OF SECTION 24, TOWNSHIP 11 NORTH, RANGE 3 WEST, SALT LAKE BASE AND MERIDIAN, BOX ELDER COUNTY, UTAH. THE BOUNDARIES OF SAID PARCEL ARE DESCRIBED AS FOLLOWS, TO WIT:

BEGINNING AT A POINT ON THE NORTH RIGHT OF WAY LINE OF INTERSTATE 15 WHICH IS 2933.21 FEET NORTH 89°03'40" EAST, MORE OR LESS, ALONG THE SECTION LINE AND 80.00 FEET NORTH 00°56'20" WEST, MORE OR LESS, FROM THE SOUTHWEST CORNER OF SAID SECTION 24 AND RUNNING THENCE NORTH 26°40'34" WEST

38.99 FEET; THENCE NORTH 31°10'58" WEST 1401.95 FEET TO THE SOUTH LINE OF THAT CERTAIN PARCEL OF LAND DESCRIBED IN BOOK 1062 AT PAGE 870 AND FILED FOR RECORD AS ENTRY NO. 267826 IN THE OFFICIAL RECORDS OF THE BOX ELDER COUNTY RECORDER; THENCE NORTH 89°08'25" EAST 141.06 FEET ALONG SAID SOUTH LINE OF THE WESTERLY RIGHT OF WAY LINE OF INTERSTATE 15; THENCE SOUTH 31°10'30" EAST 1442.26 FEET ALONG SAID
RIGHT OF WAY; THENCE SOUTH 89°03'40" WEST 144.27 FEET CONTINUING ALONG SAID RIGHT OF WAY TO THE POINT OF BEGINNING.

CONTAINING 4.030 ACRES

THE BASIS OF BEARINGS IS UTAH STATE PLANE, NORTH ZONE, GRID-NAD 1983 DATUM.

Populus - Ben Lomond Transmission Project
Lands located in Box Elder County, State of Utah

A parcel of land situate in the Southwest Quarter of Section 24, Township 11 North, Range 3 West, Salt Lake Base and Meridian, Box Elder County, Utah. The boundaries of said parcel are describes as follows, to wit:

Beginning at a point on the north line of said Southwest Quarter which is 2378.00 feet N 00° 51' 35” W, more or less, along the section line and 1441.87 feet N 89° 08' 25” E, more or less, from the Southwest corner of said Section 24 and running thence N 89° 08' 25” E 170.56 feet along said north line to the westerly right of way line of Interstate 15; thence along said right of way the following two (2) courses: 1) S 40° 46' 50” E 639.83 feet; 2) S 31° 10' 50” E 646.41 feet; thence S 89° 08' 25” W 141.06 feet; thence N 31° 10' 58” W 500.44 feet; thence N 39° 59' 05” W 731.77 feet; thence N 47° 33' 06” W 71.49 feet to the point of beginning.

The basis of bearings in Utah State Plane, North Zone, Grid-NAD 1983 Datum.

IN WITNESS WHEREOF, PACIFICORP has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by an Authorized Executive Officer of the Company, and its corporate seal to be attested to by its Assistant Secretary for and in its behalf, and The Bank of New York Mellon Trust Company, N.A. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents, and its corporate seal to be attested to by one of its Senior Associates, all as of the day and year first above written.

[SEAL]		PACIFICORP
By
/s/ Bruce N. Williams
Bruce N. Williams Vice President and Treasurer
Attest:
/s/ Jeffery Erb
Jeffery Erb Assistant Secretary
[SEAL]			THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee
By
/s/ Teresa Petta
Teresa Petta Vice President
Attest:
/s/ Raymond Torres
Raymond Torres Senior Associate

(Twenty-Fourth Supplemental Indenture)

STATE OF OREGON	)
)
COUNTY OF MULTNOMAH	) SS.:

On this ____ day of May, 2011, before me, ____________________________, a Notary Public in and for the State of Oregon, personally appeared Bruce N. Williams and Jeffery Erb, known to me to be Vice President and Treasurer and Assistant Secretary, respectively, of PACIFICORP, an Oregon corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary, and in all respects duly and properly authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

[SEAL]
/s/
Residing at: Portland, Oregon

STATE OF CALIFORNIA	)
)
COUNTY OF LOS ANGELES	) SS.:

On this ____ day of May, 2011, before me, ____________________________, a Notary Public in and for the State of California, personally appeared Teresa Petta and Raymond Torres, known to me to be a Vice President and a Senior Associate, respectively, of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary, and in all respects duly and properly authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

[SEAL]
/s/
Notary Public, State of California

(Twenty-Fourth Supplemental Indenture)